As filed with the Securities and Exchange Commission on March 29, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Willow Tree Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	93-2706372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 218-1090 with copies to:
Dwaune L. Dupree
Stephani M. Hildebrandt
Eversheds Sutherland (US) LLP
700 6th Street NW, Suite 700
Washington, DC 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Willow Tree Capital Corporation is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community. After we file this Registration Statement, we intend to file an election to be regulated as a BDC under the 1940 Act and be subject to the 1940 Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, directors, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.
Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:
•the terms, “we,” “us,” “our” and the “Company” refer to Willow Tree Capital Corporation;
•“Willow Tree” refers to Willow Tree Credit Partners LP; and
•“Investment Manager” and “Adviser” refer to Willow Tree Capital Corp Advisors, LLC, a majority owned subsidiary of Willow Tree.
The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business – JOBS Act.”
Investing in the common stock, par value $0.01, of the Company may be considered speculative and involves a high degree of risk, including the following:
•An investment in our shares is not suitable for you if you might need access to the money you invest in the foreseeable future.
•You should not expect to be able to sell your shares regardless of how we perform.
•If you are unable to sell your shares, you will be unable to reduce your exposure on any market downturn.
•Our shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our shares. The purchase of our shares is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our shares on a national securities exchange.
•Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement.
The following factors are among those that may cause actual results to differ materially from our forward-lowing statements:
•Our future operating results;
•Our business prospects and prospects of our portfolio companies;
•Changes in political, economic, or industry conditions, the interest rate environment or conditions affecting the financial and capital markets;
•Volatility of leveraged loan markets;
•Risk of borrower default;
•Interest rate volatility;
•Actual and potential conflicts of interest with our Investment Manager and its affiliates;
•Our ability to make distributions;
•Changes to the fair value of our investments;
•Geo-political conditions, including revolution, insurgency or war;
•The impact of increased competition;
•Our regulatory structure and tax status as a BDC and a RIC; and
•Future changes in laws or regulations and conditions in our operating areas.
We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the Securities and Exchange Commission, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Summary of Risk Factors
An investment in shares of our common stock involves significant risks. The risk factors described below are a summary of the principal risk factors associated with an investment in shares of our common stock. These are not the only risks the Company faces. This summary should be read closely together with the risk factors set forth below in “Item 1A. Risk Factors” of this Registration Statement and other reports and documents the Company files with the SEC.
Risks Related to Our Business and Structure
•We have no operating history.
•Our financial condition and results of operations depend on the Investment Manager’s ability to effectively manage and deploy capital.
•The compensation we pay the Investment Manager was not determined on an arm’s-length basis. Thus the terms of such compensation may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations.
Risks Related to the Investment Manager and Its Affiliates
•Our fee structure may create a conflict of interest due to the incentives for the Investment Manager to make speculative investments or use substantial leverage.
•The Investment Manager and its affiliates have long-term relationships with other companies that may influence the Investment Manager’s investments.
Risks Related to the Economy
•As a BDC, we may face risks during periods of disruption and instability in capital markets.
•Political, social and economic conditions and events will occur that create uncertainty and have significant impact on issuers, industries, governments and other systems to which the companies and their investments are exposed.
•Adverse global economic conditions could harm our business and financial condition.
Risks Related to Our Investments
•The success of our activities will be affected by general economic and market conditions, including but not limited to interest rates, commodity prices, availability of credit, credit defaults, inflation rates and economic uncertainty.
•General fluctuations in the market prices of securities may affect the value of our investments.
•We will be competing for investments with many other investors, including BDCs, private equity funds, private credit funds, hedge funds, collateralized loan obligations (“CLOs”) and other institutional investors.
•We may invest in companies with capital structures involving significant leverage, including private credit funds.
Risks Related to Legal, Tax and Regulatory Risks
•Changes to laws and regulations governing our operations may cause us to alter our investment strategies.
•Certain federal and local banking and regulatory bodies or agencies may require us, the Investment Manager and/or certain employees of the Investment Manager to obtain licenses or authorizations to engage in many types of lending activities.

Risks Related to Business Development Companies
•We will be subject to corporate-level U.S. federal income tax if we are unable to qualify as a RIC.
•The 1940 Act permits us to incur additional leverage with certain consents.
•We may have difficulty paying our required distributions, if we recognize income for U.S. Federal Income Tax purposes before or without receiving cash representing such income.
•If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act.
Risks Related to Our Common Stock
•Our common stock will be an illiquid investment for which there will not be a secondary market, nor is it expected that any such secondary market will develop in the future.
•Our common stock have not, and will, not be registered under the Securities Act or under any state securities laws.

Item 1 Business.
The Company
The Company, a Maryland Corporation, has been established to seek attractive risk-adjusted returns by investing primarily in floating rate middle market senior secured loans with the objective of generating current income as well as attractive long-term returns for our shareholders. Our investment objectives are to maximize the total return to our shareholders in the form of current income and capital appreciation. To achieve our investment objective, we will leverage the Investment Manager’s investment team’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions. We expect to generate returns primarily from interest income and fees from senior secured loans, with some capital appreciation through nominal equity co-investments.
We are externally managed by our Investment Manager, a Delaware limited liability company. The Investment Manager is an investment adviser that is registered with the SEC under the Investment Advisers Act of 1940 (the “Advisers Act”). Willow Tree will serve as our administrator (the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator will provide all administrative services necessary for us to operate.
We are a Maryland corporation that intends to be an externally managed, non-diversified, closed-end management investment company, and we intend to elect to be regulated as a BDC under the 1940 Act. In addition, we intend to elect to be treated as a RIC for U.S. federal income tax purposes and to qualify annually thereafter as a RIC under the Code.
Subject to the overall supervision of our Board, the Investment Manager will manage our day-to-day operations and will provide us with investment advisory services pursuant to the Investment Management Agreement.
The Investment Team and Willow Tree
The Company was formed by Willow Tree with the investment objective of seeking attractive risk-adjusted returns by investing primarily in floating rate middle market senior secured loans. We believe the secondary markets in illiquid and liquid credit markets may afford substantial opportunity to purchase loans at discounts to par. In addition, we believe there may be attractive opportunities in the primary market to provide capital at attractive risk-adjusted returns, with limited competition, to borrowers who may have more limited financing alternatives due to disruption in many sectors of the U.S. economy.
The Investment Manager was formed in 2022 by Willow Tree and is registered as an investment adviser under the Advisers Act. Willow Tree and its affiliates, led by industry veterans Timothy Lower and James Roche, as of March 2024 manages in excess of $3 billion across multiple funds, discretionary and non-discretionary accounts, subscriptions and leveraged loan investment strategies, along with available leverage. Having worked together previously at the merchant banking business unit of Royal Bank of Canada and invested alongside each other at legacy institutions Ares Management and Blackstone/GSO, Mr. Lower and Mr. Roche share a common view on the execution of our investment strategy in the current market environment. Their backgrounds are particularly well suited for investing during periods of market dislocation, such as the prevailing environment. Their experience includes the execution of large portfolio purchases and the management of large pools of leveraged loans during and after the Great Financial Crisis of 2007-2008 (“GFC”). They are supported by a seasoned team of investment professionals with many years of private credit investing experience, many of whom have been with Willow Tree since shortly after its inception..
The Investment Manager’s diligence process and deployment strategy will be further supported by operating advisors to Willow Tree who provide a local market presence throughout the country and expertise across industry sectors, including technology, business services, industrials and manufacturing, healthcare and consumer products and services (the “Operating Advisors”). Having invested for decades with both middle market and liquid credit market participants, Willow Tree senior management can leverage relationships for advantaged deployment opportunities. In addition, as an independent platform, Willow Tree is poised to execute on its niche strategy without the restrictions on minimum size of investment, advisor conflicts or competing internal mandates that larger players in the market experience.
All investment decisions will require the unanimous consent of the members of the Investment Committee comprised of Timothy Lower and James Roche. The Investment Committee may be advised by certain senior investment professionals of Willow Tree from time to time. The Investment Committee draws upon the experience of Willow Tree's investment team and Operating Advisors to source and evaluate investments. The current members of the Investment Committee have over 50 years of combined investment experience across credit asset classes, in companies both large and small, and through all phases of credit cycles.
Senior Investment Professionals Who Are Not Directors or Executive Officers of the Company
Alex Dashiell, Partner – Head of Origination. Mr. Dashiell joined Willow Tree in 2020 as Head of Origination. He has been investing across the capital structure in private middle market businesses since 2007. Mr. Dashiell was previously a Managing Director in BlackRock’s Global Credit Group, where he was a member of the investment committee and responsible for originating, structuring and managing direct lending transactions. Prior to BlackRock, Mr. Dashiell served as a Managing Director at Ares Management, where he worked for over 11 years (including predecessor firms) focused on middle market direct lending investments across a variety of industries. Prior to being a principal investor, he joined the Corporate and Investment Banking Group at Bank of America in 2001, involved in the execution of mergers & acquisitions, equity and debt financings primarily in the Media & Telecom and Business Services sectors. Mr. Dashiell is a CFA Charterholder and received a B.S. in Finance and a major in French from the McIntire School of Commerce at the University of Virginia.
Conor McAuliffe, Managing Director. Prior to joining Willow Tree in 2017, Mr. McAuliffe was a Director in the U.S. Private Capital group of BlackRock. He joined BlackRock in 2015 with the acquisition of BlackRock Kelso Capital Advisors, where he had been a member of the investment team since 2007. During this time, Mr. McAuliffe helped source, structure and monitor debt and equity investments in middle market companies across a diverse range of industries. He began his career as an Analyst at Bear, Stearns & Co. in the Leveraged Finance group.  Mr. McAuliffe holds a B.A. in History from Dartmouth College and an M.A. from The Fletcher School of Law and Diplomacy at Tufts University.
Emil Giliotti, Managing Director. Prior to joining Willow Tree in 2017, Mr. Giliotti was a Senior Vice President in the restructuring group at Rothschild from 2013 to 2017, where he was responsible for executing both in and out-of-court restructurings for debtor and creditor engagements. Preceding Rothschild, Mr. Giliotti worked as an Associate at SOLIC Capital Advisors and AEA Investors. Mr. Giliotti began his career as an analyst at Lehman Brothers. Mr. Giliotti holds a B.A. in Economics from the State University of New York at Albany and an M.B.A. from the International University of Monaco.
Ryan Taylor, Managing Director. Prior to joining Willow Tree in 2017, Mr. Taylor was a Vice President at Jefferies Finance, LLC where he spent five years and was responsible for the underwriting and execution of leveraged finance transactions for a variety of industries. Mr. Taylor began his career in the Leveraged Acquisition Finance group at the Bank of Ireland where he underwrote middle market leveraged buyout transactions. Mr. Taylor holds a B.A., cum laude, in Economics and Political Science from the University of Notre Dame.
Anand Cherukuri, Principal. Prior to joining Willow Tree, Mr. Cherukuri in 2017 was an Associate in the Private Debt group at Partners Group, which he joined in 2015. At Partners Group, Mr. Cherukuri executed debt and equity investments in middle market companies across a diverse range of industries. Previously, he was an Analyst in the Mergers & Acquisition group at Oppenheimer & Co. and a Financial Analyst within the Capital Markets group of Moelis & Company. Mr. Cherukuri holds a B.S. in Business Administration from the University of California, Riverside and an M.B.A. from Columbia University.
Private Offering
We are offering on a continuous basis shares of our common stock (the “Private Offering”), pursuant to the terms set forth in subscription agreements that we will enter into with investors in connection with the Private Offering (each, a “Subscription Agreement”). Shares of our common stock described herein have not been registered under the 1933 Act, the securities laws of any other state or the securities laws of any other jurisdiction. Our common stock will be offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S of the 1933 Act. Shares of our common stock described herein will constitute “restricted securities” under the 1933 Act and as such will be subject to certain restrictions on transferability. Shares of our common stock may not be transferred or sold unless the shares have been registered under the 1933 Act or an exemption from registration is available. There is no assurance that our common stock will be registered for sale under the 1933 Act or under securities laws of any other jurisdiction.
Investors have the following two options available to them in connection with their proposed purchase of our common stock:
•enter into capital commitment arrangements (the “Capital Commitments”) with us to purchase shares of our common stock, pursuant to which the investor will be required to fund drawdowns to purchase shares of our common stock up to the amount of their respective Capital Commitments each time we deliver a drawdown notice; or
•make an immediate cash investment in connection with their purchase of shares of our common stock (investors electing this option are referred to herein as the “Upfront Cash Payment Investors”).
Investors will be required to enter into a different subscription agreement with us depending on which option they have selected. Please find below information about the two different types of subscription agreements (i.e., one for Capital Commitments Investors and the other for Upfront Cash Payment Investors) and related matters and processes with respect thereto.
Beginning in the second quarter after the one-year anniversary of the date we elect to be regulated as a BDC under the 1940 Act (the “BDC Election”), we intend to conduct quarterly tender offers to repurchase up to 5% quarterly (up to 20% annually) of the value of our outstanding shares of common stock (the “Share Repurchase Program”), subject to certain restrictions and limitations, including the approval of our board of directors (the “Board”); provided, however, that the shares of common stock held by certain anchor investors (the “Anchor Investors”) may be subject to lock-up periods, during which there will be no liquidity available in respect of any shares of common stock held by the Anchor Investors (each, a “Lock-up Period”). Any such repurchases are subject to approval by the Board, in its discretion, and the availability of cash to fund such repurchases. The Board may amend, suspend or terminate the Share Repurchase Program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act, and subject to compliance with applicable covenants and restrictions under our financing arrangements. All shares purchased by us pursuant to the terms of each tender offer thereafter will be authorized and unissued shares. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares.”
Our Business Strategy
Investment Objective
Overview
The Company’s investment strategy will be to leverage the differentiated strengths of the Willow Tree platform to source, originate, purchase, and manage illiquid and liquid leveraged loans and provide capital solutions to borrowers in need of liquidity and strategic deleveraging capital.

We believe the Investment Manager possesses the following strengths that distinguishes it from other market participants:
Highlights of our investment strategy are as follows:
•Cycle-Tested, Experienced Team. The Investment Manager’s team is led by Mr. Lower and Mr. Roche, who reunited at Willow Tree in 2017 after successful careers building two large direct lending businesses at Ares Management and Blackstone/GSO, respectively. Mr. Lower and Mr. Roche together have more than 50 years of investment experience across credit asset classes, in companies both large and small, and through all phases of credit cycles. Throughout their respective careers, Mr. Lower and Mr. Roche have managed very large pools of leveraged loans before, during and after the GFC.
•Distinctive Origination Capabilities. The Investment Manager expects to originate investment opportunities through the existing relationships of the Willow Tree investment team and the local market presence provided by Willow Tree’s network of Operating Advisors.

Financial Sponsors
Banks, Intermediaries & Co-lenders
Operating Advisors
Attractive Investment Opportunities in:
Sponsored
Non-Sponsored
Specialty Lending

•Avenues of Deployment in Dislocated Liquid Credit Market. Willow Tree believes that it has built relationships with market makers and advisors forged over decades of participating in the private debt markets and the broadly syndicated leveraged loan space. Willow Tree has cultivated strong relationships with the C-suites of many CLO managers who may provide sourcing opportunities for CCC names, single-B names facing downgrades, and even potential portfolio purchases. Further, Willow Tree believes that it has knowledge and access to CLO managers, their respective portfolios and underlying borrowers, thereby favorably positioning Willow Tree to bid for quality, well-diligenced assets at discounts.
•Established Relationship Network of Private Credit Managers. Prior to Willow Tree, the Investment Manager’s senior management was involved in the founding and/or growth of two of the largest private credit platforms in the world. As leaders in the growth of the private credit asset class, Mr. Lower and Mr. Roche believe that they have developed longstanding relationships with the C-suites of asset management firms. These relationships may provide advanced looks and advantageous purchase opportunities of loans or portfolios of loans as managers look to rebalance or deleverage funds.

•Operating Advisors Support Diligence and Bespoke Local Market Origination. Willow Tree’s network of Operating Advisors provides the platform with a local market presence throughout the country. As of March 2024, the platform includes Operating Advisors based across the U.S., including Atlanta, Charleston, Charlotte, Chicago, Dallas, Detroit, Los Angeles, New Orleans, and New York. Willow Tree believes that this will enable it to build and maintain relationships with underserved financial sponsors outside the major metropolitan markets, as well as to generate attractive, proprietary non-sponsored investment opportunities through the fragmented and hard-to-reach universe of regional business owners, executives and intermediaries.
Portfolio Construction Considerations.  In constructing a portfolio to generate attractive risk-adjusted returns, the Investment Manager will adhere to the following principles:
•Illiquid Credit. The Investment Manager will focus on directly originated floating rate middle market senior secured loans.
•Liquid Credit. The Investment Manager will also consider opportunities in the liquid credit market to purchase broadly syndicated loans (“BSL”) at discounts driven by overall economic disruption, ratings downgrades and potential forced selling behavior within the CLO universe.
•Senior Secured Loan Focus. Our focus will be to invest in senior secured, floating rate middle market loans.  On a selective basis, we will also potentially make junior capital investments in situations where the Investment Manager possesses a high degree of conviction, based on industry knowledge or other factors, in the attractiveness of the investment opportunity.
•Floating Rate Assets. We will make investments in securities primarily with floating rate structures to insulate investors from the risk of rising interest rates.
•Judicious Use of Company Leverage to Enhance Returns. We will utilize modest leverage to enhance the return potential to investors but plan to target a debt-to-total equity ratio of less than 1.25:1.00.
•Emphasis on Capital Preservation. We will seek to invest in middle market businesses with proven, experienced management teams and with low or manageable exposure to cyclical end markets. Downside protection may come in a variety of forms, including targeting investments where there is marketable property, plant or equipment, available working capital, or separable, non-strategic divisions or hard assets that can be monetized.
•Disciplined Investment Processes. The Investment Manager anticipates maximizing risk-adjusted returns through disciplined investment underwriting, rigorous surveillance and analysis of macroeconomic, market and industry factors, and active monitoring and management of portfolio investments. In order to seek to achieve our objectives of low volatility and favorable long-term returns, our investment orientation will be defensive and patient. Structuring and monitoring will be focused on early detection of credit risks and immediate intervention to the extent such situations surface.
•Geographic Focus on U.S. Borrowers. We expect to invest primarily in companies located and primarily operating in the U.S. The Investment Manager intends to manage our geographic diversification within the U.S. and seeks to limit any concentrated exposure to individual regions, states or cities. We may occasionally make investments in non-U.S. companies in North America on favorable terms, accounting for risks associated with such investments.
Investment Process
The investment process spans the entire lifecycle of an investment, from initial screening through underwriting and execution to exit. The Investment Manager intends to leverage its differentiated platform to drive both sponsored and non-sponsored originations, and it will employ deep-dive, private equity-style due diligence by utilizing the substantial resources of the Investment Manager and the Willow Tree investment team and its

Operating Advisors. The Investment Manager also believes that active portfolio monitoring, including regular internal investment ratings updates, will position us to generate strong risk-adjusted returns.

Deal Sourcing

- Private credit managers
- CLO managers
- Leverage providers
- Bank desks
- Private equity sponsors
- Intermediaries
- Family Offices
- Willow Tree Operating Advisors

Underwriting & Due Diligence

- Multi-stage due diligence process designed to efficiently conduct a rigorous analysis of identified investment opportunities

Phase I

- Initial review of investment opportunity
- Investment thesis is formed and due diligence path is identified
- Early read discussion at weekly pipeline meeting

Phase II

- Extensive credit analysis conducted to confirm investment thesis and identify key risk factors
- Analysis includes business and industry review, financial analysis, asset valuation, and legal and accounting review

Phase III

- Follow up / confirmatory diligence completed
- Comprehensive investment committee memorandum completed

Approval Process

Investment Committee

- Investment Committee led by Tim Lower, CEO / CIO, and J im Roche, CCO

Submission

- Investment Memorandum submitted to Investment Committee for review

Committee Meeting

- Meeting between Investment Committee and deal teams to discuss and review the investment opportunity

Approval

- Investment Committee votes on whether to proceed with investment

Portfolio Monitoring

- Deal team that underwrote the investment is responsible for tracking performance along with portfolio management team

Monitoring

- Track Borrower's performance through the receipt of monthly / quarterly financial packages, update calls with management, and discussions with Operating Advisors
- Prepare quarterly update memorandums for Investment Committee to review
- Maintain internal investment rating based on a scale of the estimated risk of the investment

Watch List

- Develop watch list
- Discuss watch list with Investment Committee on a monthly basis

Sourcing
The Company believes that the combined resources of Willow Tree—its experienced team, multi-channel origination model, specialized investment capabilities, industry expertise, merchant banking services, and access to proprietary investment opportunities—create a differentiated business model with unique capabilities to source and execute investments with attractive risk-adjusted return profiles.
Distinctive Origination Capabilities. The Investment Manager expects to originate investment opportunities through the existing relationships of the Willow Tree investment team and the local market presence provided by Willow Tree’s network of Operating Advisors.
•The Investment Manager’s direct origination activities will be led by Mr. Lower, Mr. Roche and Mr. Alex Dashiell, who are seasoned investors with broad networks in the middle market lending sector. Mr. Lower, our President and Chief Executive Officer, also serves as the Chief Executive Officer and Chief Investment Officer of the Investment Manager and Willow Tree, and Mr. Roche serves as the Chief Credit Officer of the Investment Manager and Willow Tree. Prior to joining Willow Tree, they each were instrumental in leading the origination efforts for the direct lending businesses of their respective predecessor institutions. As a founding member of the Ares private debt team, Mr. Lower was a significant contributor in driving the growth of that platform from $165 million of assets under management (“AUM”) at inception to $30.7 billion as of December 31, 2016. Mr. Roche was the head of private credit origination during the ramp up of a private BDC complex advised by Blackstone/GSO. During Mr. Roche’s tenure, this complex at Blackstone/GSO grew to become the world’s largest manager of BDCs with $17.2 billion in AUM as of December 31, 2016. Mr. Dashiell has served as Head of Origination at Willow Tree since 2020. Prior to joining Willow Tree, Mr. Dashiell served as a Managing Director in Blackrock’s Global Credit Group and Ares Management. Mr. Dashiell has been investing across the capital structure in private middle market businesses since 2007 and as a result has developed strong relationships with financial sponsors and market participants. Willow Tree believes that the origination capabilities and experience of its senior management team represent an important competitive advantage compared to other middle market direct lending businesses.
•Willow Tree’s network of Operating Advisors provides the platform with a local market presence throughout the country. As of March 2024, the platform includes Operating Advisors based across the U.S., including Atlanta, Charleston, Chicago, Charlotte, Dallas, Detroit Los Angeles, New Orleans, and New York. Willow Tree believes that this will enable it to build and maintain relationships with underserved financial sponsors outside the major metropolitan markets, as well as to generate attractive, proprietary non-sponsored investment opportunities through the fragmented and hard-to-reach universe of regional business owners, executives and intermediaries.
New Avenues of Deployment in Dislocated Liquid Credit Market. Willow Tree maintains relationships with market makers and advisors that have been forged over decades of participating in the private debt markets and the broadly syndicated leveraged loan space. Willow Tree has cultivated strong relationships with the C-suites of many CLO managers who may provide sourcing opportunities for CCC names, single-B names facing downgrades and even potential portfolio purchases.
Established Relationship Network of Private Credit Managers. The Investment Manager’s senior management have been involved in the founding and/or growth of two of the largest private credit platforms in the world. As leaders in the growth of the private credit asset class, Mr.  Lower, Mr. Roche and Mr. Dashiell have developed longstanding relationships with the C-suites of asset management platforms. These relationships may provide advanced or advantaged purchase opportunities of loans or portfolios of loans as managers look to rebalance or deleverage funds.
Screening and Due Diligence
The Investment Manager’s due diligence process will focus on in-depth credit research intended (1) to evaluate investment opportunities consistent with the Investment Manager’s investment thesis and (2) to identify risks and opportunities that can inform transaction structuring. The Investment Manager’s investment professionals will conduct extensive analysis and due diligence to determine which investment opportunities exhibit strong risk-adjusted return profiles. The diligence process carried out by the Investment Manager’s investment professionals may include, but is not limited to, analysis of publicly available information, on‐site information gathering and analysis of company specific, sector specific and general market trends. The Investment Manager also will leverage its network of Operating Advisors for industry and market perspectives.
Initial Deal Screening. Inbound investment opportunities will be assigned a deal team (with respect to any investment opportunity, the “Deal Team”), which will be responsible for creating an initial screen of the investment opportunity to be reviewed by the Investment Committee. The Deal Team will review all of the preliminary information provided (e.g., Confidential Information Memorandum, Management Presentation, etc.), conduct desktop research and prepare a screening memorandum (the “Deal Screen”) which will include: (i) the nature of the investment that the Investment Manager is considering, (ii) how the opportunity was sourced, (iii) the anticipated timeline, (iv) how competitive the process is expected to be, (v) initial impressions about the merits and risks associated with the proposed transaction and (vi) an early assessment of the prospective portfolio company’s positioning within its served end markets. Once completed, Deal Screens will be submitted to the Investment Committee for review and discussed at the weekly pipeline meeting. Based on the information provided, the Investment Committee will decide whether to proceed further with the investment opportunity.
Due Diligence. If an investment opportunity passes through the initial Deal Screening process, the Deal Team will begin a more rigorous due diligence process and maintain a dialogue with the Investment Committee about its findings at the weekly pipeline meetings. The due diligence process will typically include a combination of: (i) attending a management meeting, (ii) reviewing the contents of an electronic dataroom, (iii) reviewing available third-party materials (including Quality of Earnings Report, Industry Study, Legal Report, etc.), (iv) conducting customer and supplier calls whenever possible, and (v) conducting calls with industry experts (through third-party services such as Gerson Lehrman Group or Alpha Insights) or Operating Advisors.

Key diligence topics that the Deal Team will research include:
•Structure (pricing, leverage, key terms, etc.).
•Investment rationale, key risks and the way those risks are expected to be mitigated.
•Nature of the business and its future prospects.
•Positioning of the Company relative to its closest competitors.
•Industry trends, especially whether there are significant headwinds.
•Regulatory or legal factors that pose a risk to the business or may serve as growth catalysts.
•Analysis of historical financial performance.
•Unique legal and tax factors.
•Forecasting potential outcomes, ranging from management’s growth case to a conservative downside case.
In addition, although the Investment Manager does not have any specific environmental, social and governance ("ESG") objectives for the Company's investments, the Investment Manager may incorporate ESG factors obtained from third party service providers into its fundamental company analysis, believing that ESG issues have the potential to materially impact future business prospects or earnings power. The Deal team may use ESG inputs to help identify the potential effect on certain individual investments. While ESG factors may be considered as an input into the overall research process, these factors not expected to be the primary factor in the selection or exclusion of an issuer for investment.
During the diligence process, the Deal Team will prepare an early stage Investment Committee update covering preliminary due diligence findings to be reviewed by Investment Committee. The Deal Team and Investment Committee will then discuss updated views on the investment opportunity at the weekly pipeline meeting and the Investment Committee will determine whether or not to proceed with further diligence of the investment opportunity.
Final Due Diligence and Investment Committee Approval. If after preliminary due diligence findings, an investment opportunity is deemed to be attractive, the Deal Team will complete its due diligence and finalize an Investment Committee Memorandum (“IC Memo”). After the Investment Committee has reviewed the IC Memo, preliminary questions will be collated and sent to the Deal Team. Prior to the Investment Committee meeting, the Deal Team will conduct research to answer submitted questions.
Monitoring and Risk Management
The active monitoring of portfolio investments is an indispensable component of the Investment Manager’s overall strategy for achieving attractive risk-adjusted returns for us. The Deal Team for an investment will retain responsibility for tracking the performance of that investment and providing timely updates to the Investment Manager’s Investment Committee. The Investment Manager believes that actively monitoring an investment allows the team to identify problems early and work with companies to develop constructive solutions when necessary. Its portfolio monitoring protocols are based on the conviction that optimal outcomes for lenders cannot be achieved without maintaining a deep understanding of both company-specific issues and more general industry trends.
•Analysis of Portfolio Company Reporting. The receipt and analysis of the borrower’s financial reporting package will form the basis of the Investment Manager’s portfolio monitoring effort. The Investment Manager will typically receive detailed financial information either on a monthly or quarterly basis, and the Deal Team will track the performance of the borrower against its budget for the year as well as compared to its prior year’s performance. The Deal Team will also compare the borrower’s actual performance against both the borrower’s projections from the initial investment as well as the Investment Manager’s own underwriting forecast. This latter analysis will form the basis of the Investment Manager’s periodic internal investment rating discussions. When evaluating performance, the Investment Manager’s team emphasizes not only income statement measures such as revenue and EBITDA, but also free cash flow generation and credit statistics such as leverage, interest coverage ratio, and fixed charge coverage ratios.
•Management and/or Sponsor Dialogue. Another critical component of the Deal Team’s ongoing portfolio monitoring is frequent dialogue with management and (when applicable) the private equity sponsor. In some cases, this may take the form of a scheduled monthly or quarterly update call with a presentation, prepared remarks followed by a question and answer session. In most instances, however, the Investment Manager expects to have a more open dialogue with management and/or the private equity sponsor as a result of longstanding relationships with sponsors. The Investment Manager will typically seek to establish multiple points of contact within a borrower’s organization (e.g., CEO, CFO, and Controller) to more efficiently direct specific questions or data requests. The Investment Manager may also have in-person lender meetings, either on site at one of our facilities or elsewhere.
•Continuous Consultation with Experts. The Investment Manager will continue to seek outside expert opinions and industry insights throughout its investment hold period. In addition to the review of financial reporting and discussions with management, the active monitoring of investments will also include industry research by the Deal Team and periodic calls with outside experts to help corroborate information provided by management or the sponsor. As with the underwriting of new investments, the Investment Manager will be able to access a wide network of industry veterans through its own relationships and those of the Operating Advisor network.
•Internal Reporting. The Investment Manager’s portfolio monitoring process entails keeping the Investment Committee apprised of the borrower’s financial performance, including any significant deviations from the underwriting forecast at the time of the initial investment. On at least a quarterly basis, the Deal Team will prepare detailed memoranda and other relevant documents for the Investment Committee’s review that provide a clear picture of the financial health of the borrower and of the Company’s investment. These documents will summarize the information gathered by the Deal Team from financial reporting and other materials provided by the borrower, conversations with management and the controlling shareholders, and any feedback from third-party experts pertaining to recent developments in the industry and the overall state of the borrower’s market and competitive landscape.
Investment Ratings.
The portfolio monitoring process will include the establishment of internal risk ratings for each investment in the portfolio and reassessment of such ratings during the investment hold period. Memoranda prepared to update the Investment Committee and document the Deal Team’s ongoing portfolio monitoring efforts will also be utilized to determine whether changes to internal risk ratings are warranted. The following risk rating scale will be used:
•Investment Rating 1 is strong financial condition, trending positive.
•Investment Rating 2 is stable and performing.
•Investment Rating 3 is trending downward, but no expected principle loss.
•Investment Rating 4 is non-accrual, possible principal impairment.
All investments that carry a risk rating of 4 will be reviewed at least once per month with the Investment Manager’s Chief Credit Officer, who will be responsible for overseeing our restructuring processes. Activities relating to such investments will range from a heightened level of interfacing with management and all other capital constituents to hiring financial and legal advisers in furtherance of a balance sheet restructuring. When deemed necessary, the Investment Manager professionals may participate as members or leaders of ad hoc creditors’ committees and/or be called upon to testify in bankruptcy court on behalf of a certain class of creditors.

Exit
With respect to the investments in which the Investment Manager will hold an equity or quasi-equity position, the Investment Manager will attempt to identify an exit approach prior to making an investment and will proactively monitor exit possibilities throughout the investment cycle. Many factors may influence the Investment Manager’s decision to exit a portfolio company, including our potential for future growth and relevant market conditions. In certain circumstances, the Investment Manager will seek to monetize a portion of its equity investment with proceeds from a recapitalization, debt raise or divisional or asset sale. These partial realizations can serve to reduce the risk of an investment by decreasing our exposure while simultaneously preserving some of the upside return associated with a potential change of control sale or public equity offering.
Payment of the Company’s Expenses
All investment professionals of the Investment Manager, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine compensation-related overhead expenses of personnel allocable to these services to us, are provided and paid for by the Investment Manager and/or its affiliates, and not by us. We bear all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to:
•all direct and indirect costs and expenses incurred by the Investment Manager for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services under the Investment Management Agreement by the Investment Manager, including the costs and expenses of due diligence of potential investments, monitoring performance of our investments, serving as directors and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing our rights in respect of its investments and disposing of investments;
•organizational and offering expenses;
•expenses incurred in valuing our assets and computing its net asset value (“NAV”) per share (including the cost and expenses of any independent valuation firm);
•expenses incurred by our Administrator or payable to third parties, including agents, consultants or other advisors, in monitoring financial, legal, regulatory, and compliance affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;
•interest payable on debt, if any, incurred to finance our investments and other fees and expenses related to our borrowings;
•expenses related to unsuccessful portfolio acquisition efforts;
•offerings of our shares of common stock and other securities (including underwriting, placement agent and similar fees and commissions);
•base management fees and incentive fees;
•third party investor hosting and similar platforms and service providers;
•administration fees;
•transfer agent and custody fees and expenses;
•federal and state registration fees;
•all costs of registration and listing our shares on any securities exchange;
•federal, state and local taxes;

•independent directors’ fees and expenses;
•costs of preparing and filing reports or other documents required by the SEC or other regulators;
•costs of any reports, proxy statements or other notices to shareholders, including printing costs;
•the costs associated with individual or group shareholders;
•our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
•direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third-party investor hosting and similar platforms and service providers, and outside legal costs; and
•all other expenses incurred by us, the Investment Manager, or Willow Tree in connection with administering our business, such as the allocable portion of overhead under the Administration Agreement, including rent, and the allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs.
Distributions; Dividend Reinvestment Program
We intend to adopt a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our shareholders, unless a shareholder elects to receive cash as provided below. As a result of adopting such a plan, if our Board authorizes, and we declare, a cash dividend or distribution, our shareholders who have not opted out of our dividend reinvestment plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving cash.
No action will be required on the part of a registered shareholder to have his or her cash dividends and distributions reinvested in shares of our common stock. A registered shareholder could instead elect to receive a dividend or distribution in cash by notifying the Investment Manager in writing, so that such notice is received by the Investment Manager no later than 10 days prior to the record date for distributions to the shareholders. The Investment Manager will set up an account for shares of our common stock acquired through the plan for each shareholder who does not elect to receive dividends and distributions in cash and hold such shares of common stock in non-certificated form. Those shareholders whose shares of common stock are held by a broker or other financial intermediary could receive dividends and distributions in cash by notifying their broker or other financial intermediary of their election. There will be no brokerage charges or other charges to shareholders who participate in the plan.
The number of shares of our common stock to be issued to a shareholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the NAV per share, as of the last day of our calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares of common stock to implement the plan.
The plan will be terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
Management Agreements
We will be externally managed by the Investment Manager, which is an investment adviser that is registered with the SEC under the Advisers Act and is a majority owned subsidiary of Willow Tree. Willow Tree will serve as our administrator and will provide all administrative services necessary for us to operate.

Investment Management Agreement
The description below of the Investment Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Management Agreement.
Under the terms of the Investment Management Agreement, the Investment Manager will be responsible for the following:
•managing our assets in accordance with our investment objective, policies and restrictions;
•determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•identifying, evaluating and negotiating the structure of the investments made by us;
•executing, closing, servicing and monitoring the investments that we make;
•determining the securities and other assets that we will purchase, retain or sell;
•performing due diligence on prospective portfolio companies;
•exercising voting rights in respect of portfolio securities and other investments for us;
•serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies; and
•providing us with such other investment advisory and related services as the Company may, from time to time, reasonably require for the investment of capital.
The Investment Manager’s services under the Investment Management Agreement will not be exclusive, and it will be free to furnish similar services to other entities.
Term
The Investment Management Agreement will initially have a term of two years. Thereafter, the Investment Management Agreement will remain in effect from year-to-year if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors.
The Investment Management Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, we may terminate the Investment Management Agreement with the Investment Manager upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock. “Majority of the outstanding shares” means the lesser of (1) 67% or more of the outstanding shares of common stock present at a meeting, if the holders of more than 50% of the outstanding shares of our common stock are present or represented by proxy or (2) a majority of outstanding shares of our common stock. In addition, without payment of penalty, the Investment Manager may generally terminate the Investment Management Agreement upon 60 days’ written notice.
Removal of the Investment Manager
The Investment Manager may be removed by the Board or by the affirmative vote of a majority of the outstanding shares.

Compensation of the Investment Manager
We will pay the Investment Manager an investment management fee for its services under the Investment Management Agreement consisting of two components: a management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). Each of the Management Fee and the Incentive Fee will become payable on the terms described below immediately after we commence operations.
Management Fee
The Management Fee will be payable quarterly in arrears and will be payable at an annual rate of 1.25% of our net assets at the end of the most recently completed calendar quarter. The Management Fee for any partial quarter will be prorated during the relevant calendar quarter.
Incentive Fee
The Incentive Fee will consist of two components. These components are largely independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee will be based on an investment-income component. Under the investment-income component, we will pay the Investment Manager each quarter an incentive fee with respect to pre-incentive fee net investment income. The investment-income component will be calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter. Payments based on pre-incentive fee net investment income will be based on the pre-incentive fee net investment income earned for the quarter. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the Management Fee, expenses payable under any administration agreement with the Investment Manager and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).
Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-incentive fee net investment income, expressed as a rate of return on the value of net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6.00% annualized). We will pay the Investment Manager an investment-income incentive fee with respect to pre-incentive fee net investment income in each calendar quarter as follows: (1) no investment-income incentive fee in any calendar quarter in which pre-incentive fee net investment income does not exceed the hurdle rate of 1.5%; (2) 100% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.714% in any calendar quarter (6.857% annualized) (the portion of pre-incentive fee net investment income that exceeds the hurdle but is less than or equal to 1.714% is referred to as the “catch-up”; the “catch-up” is meant to provide the Investment Manager with 12.50% of pre-incentive fee net investment income as if a hurdle did not apply if pre-incentive fee net investment income exceeds 1.714% in any calendar quarter); and (3) 12.50% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.714% in any calendar quarter (6.857% annualized) payable to the Investment Manager (once the hurdle is reached and the catch-up is achieved, 12.50% of all pre-incentive fee net investment income thereafter is allocated to the Investment Manager).
The other portion of the Incentive Fee will be based on a capital gains component. Under the capital gains component of the Incentive Fee, we will pay the Investment Manager at the end of each calendar year 12.5% of aggregate cumulative realized capital gains from the date of our BDC Election through the end of that year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees.
For the foregoing purpose, “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The capital gains component of the Incentive Fee will not be subject to any minimum return to shareholders.
Limitation of Liability and Indemnification
The Investment Manager and its officers, members of the Board, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Manager, including without limitation its sole member, are not liable to us for any action taken or omitted to be taken by the Investment Manager in connection with the performance of any of its duties or obligations under the Investment Management Agreement or otherwise as our investment manager of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).
We will indemnify the Investment Manager and its officers, members of the Board, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Manager (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Investment Manager’s duties or obligations under the Investment Management Agreement or otherwise as an investment manager of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct or bad faith, gross negligence, actual fraud or willful misconduct with respect to the affairs of the Company.
Administration Agreement
The Company intends to enter into an Administration Agreement with Willow Tree. The description of the Administration Agreement is only a summary of expected terms and is not necessarily complete.
Under the expected terms of the Administration Agreement, the Administrator will perform, or oversee the performance of, administrative services, which includes, but is not limited to, providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, managing the payment of expenses and the performance of administrative and professional services rendered by others, which could include employees of the Administrator or its affiliates. We will reimburse the Administrator for services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party. To the extent that the Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis, without profit to the Administrator.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors. We may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of our common stock. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

The Administration Agreement will provide that the Administrator and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties or reckless disregard of such person’s obligations and duties under the Administration Agreement.
License Agreement
We expect to enter into a license agreement (the “License Agreement”) with Willow Tree. Under the License Agreement, we will have a non-exclusive, royalty-free license to use the name “Willow Tree.”
Determination of Net Asset Value
Our Board or, if designated pursuant to Rule 2a-5 under the 1940 Act (“Rule 2a-5”), our Investment Manager will determine the NAV per share quarterly. The NAV per share is equal to the value of total assets minus liabilities divided by the total number of shares of our common stock outstanding at the date as of which the determination is made.
Investment transactions are recorded on the trade date. Realized gains or losses will be computed using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
As part of the valuation process, the Board, or the valuation designee, as applicable, will take into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board, or the valuation designee, as applicable, will consider whether the pricing indicated by the external event corroborates its valuation.
The Board, or the valuation designee, as applicable, will undertake a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, our quarterly valuation process begins with each portfolio company or investment being initially valued by the respective Willow Tree’s valuation team. Preliminary valuations are then reviewed and discussed with the principals of Willow Tree. Separately, an independent valuation firm engaged by the Board or the valuation designee, as applicable, will provide third party valuation consulting services with respect to our investments at least twice annually for all investments held in the portfolio for at least six months.
•If the Investment Manager has been designated as the valuation designee pursuant to Rule 2a-5, valuation conclusions will be documented, discussed with Willow Tree’s valuation committee, finalized, then presented to the Board along with any reports required under Rule 2a-5;
•If the Investment Manager has not been designated as the valuation designee pursuant to Rule 2a-5:
◦Preliminary valuation conclusions will be documented and discussed with Willow Tree’s valuation committee. Agreed upon valuation recommendations will be presented to the Audit Committee;

◦The Audit Committee will review the valuation recommendations and recommend values for each investment to the Board; and
◦The Board will review the recommended valuations and determine the fair value of each investment.
The Board will conduct this valuation process on a quarterly basis.
We will apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we will consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred. In addition to using the above inputs in investment valuations, we will apply the valuation policy approved by the Board, which is consistent with ASC 820. Under the valuation policy, we will evaluate the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), we will subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, we, or the independent valuation firm(s), will review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Determinations in Connection with a Drawdown or Subsequent Closing
In connection with a drawdown or a subsequent closing, as applicable, the Board or a committee thereof will, no later than 48 hours (excluding Sundays and holidays) prior to the drawdown date make the determination that we are not selling shares of our common stock at a price per share that is below its then-current NAV. The Board or a committee thereof will consider the following factors, among others, in making such determination:
•The NAV per share of common stock disclosed in the most recent periodic report we filed with the SEC;

•Our management’s assessment of whether any material change in the NAV per share has occurred (including through the realization of net gains on the sale of portfolio investments), or any material change in the fair value of portfolio investments has occurred, in each case, from the period beginning on the date of the most recently completed calendar quarter to the period ending 48 hours (excluding Sundays and holidays) prior to the drawdown date; and
•The magnitude of the difference between (i) a value that the Board or an authorized committee thereof or the Investment Manager has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of the shares of our common stock, which is based upon the NAV of the shares of our common stock disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the NAV of the shares of our common stock since the date of the most recently disclosed NAV, and (ii) the offering price of the shares of our common stock in the proposed offering.
These processes and procedures will be part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.
Certain BDC Regulation Considerations
A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.
SEC Reporting
We will be subject to the reporting requirements of the Exchange Act, which includes annual and quarterly reporting requirements.
Governance
We are a corporation and, as such, are governed by a board of directors. The 1940 Act requires that a majority of our directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.
Ownership Restrictions
We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are the following:
•Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•is organized under the laws of, and has its principal place of business in, the United States;
•is not an investment company (other than a small business investment company wholly owned by us) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
•satisfies any of the following:
◦has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;
◦is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or
◦is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.
•Securities of any eligible portfolio company that we control.
•Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
•Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.
•Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.
•Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.
Limitations on Leverage
As a BDC, we generally must have at least 200% (or 150% if we meet certain requirements under the 1940 Act) asset coverage for our debt after incurring any new indebtedness. We intend to meet the requirements for reducing our minimum asset coverage ratio to 150%, meaning that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. We may use leverage for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).
Managerial Assistance to Portfolio Companies
A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments
As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of our assets are qualifying assets. When investing in temporary investments, we will typically invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require us to limit the amount we invests with any one counterparty.
Senior Securities
We will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% (or 150% if we meet certain requirements under the 1940 Act) after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, we may be prohibited from making distributions to our shareholders or the repurchasing of such securities or shares unless we meet the 200% (or 150% if we meet certain requirements under the 1940 Act) asset coverage ratio at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the applicable asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share one vote); and (ii) preferred shareholders must have the right, as a class, to appoint two directors to the board of directors.
Code of Ethics
As a BDC, the Company and the Investment Manager must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.
Other Considerations
As a BDC, we will not generally be able to issue and sell shares of our common stock at a price below NAV per share. We may, however, issue and sell shares of our common stock, at a price below the current NAV of the shares of our common stock, or issue and sell warrants, options or rights to acquire such shares of our common stock, at a price below the current NAV of the shares of our common stock if the Board determines that such sale is in our best interest and in the best interests of our shareholders, and our shareholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of directors, closely approximates the market value of such securities.
As a BDC, we may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including our officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of directors who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). We have filed with the SEC an application for exemptive relief to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by the Investment Manager, Willow Tree or its affiliates. Under the terms of the requested relief, we may co-invest with other funds managed by the Investment Manager, Willow Tree or its affiliates, a “required majority” (as defined in Section 57(o) of the 1940

Act) of the Independent Director must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objectives and strategies. There is no assurance that exemptive relief will be granted by the SEC.
As a BDC, we expect to be periodically examined by the SEC for compliance with the 1940 Act.
As a BDC, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.
We and the Investment Manager will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, we will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.
Certain ERISA Considerations
Each prospective investor which is an employee benefit plan or trust subject to the fiduciary responsibility provisions of ERISA (such plans or trusts referred to herein as “ERISA Plans”), or which is a plan within the meaning of section 4975(e)(1) of the Code (including individual retirement accounts (“IRAs”) or Keogh plans covering only self-employed individuals (“Keogh Plans”)), or which is deemed under ERISA or the Code to include assets of any such plan or arrangement, should consider the matters described below in determining whether to invest in us. Such plans, trusts and accounts are referred to herein as “Plans.” Certain aspects of the discussion below also may be relevant to an investment by other plans, accounts or arrangements subject to different, but similar applicable laws, including for example, government plans, church plans and foreign benefit plans.
General Fiduciary Rules. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification, requirements relating to the delegation of investment authority and the requirement that an ERISA Plan’s investment be made in accordance with the documents governing the Plan. Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our stock has in the Plan’s investment portfolio, taking into account the Plan’s purposes, the risk of loss and the potential return with respect to such investment, the composition of the Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan and the projected return of the portfolio relative to the Plan’s investment objectives. Keogh Plans, IRAs and other non-ERISA Plan investors should also consider whether an investment in our stock is appropriate for their Keogh Plan, IRA or other non-ERISA Plan.
Prohibited Transactions. ERISA generally prohibits a fiduciary from causing an ERISA Plan to engage in a broad range of transactions involving the assets of the ERISA Plan and persons having a specified relationship to the Plan (“parties in interest”) unless a statutory or administrative exemption applies. Similar prohibitions are contained in section 4975 of the Code and generally apply with respect to ERISA Plans, Keogh Plans, IRAs and other Plans. An excise tax may be imposed pursuant to section 4975 of the Code on persons having a specified relationship with a Plan (“disqualified persons”) with respect to prohibited transactions involving the assets of the Plan. Generally speaking, parties in interest for purposes of ERISA would also be disqualified persons under section 4975 of the Code. Absent an exemption, the fiduciaries of an ERISA Plan should not invest in us with the assets of such Plan if the Investment Manager, or any of its affiliates is a fiduciary or party in interest with respect to the assets of such Plan.
In addition, any insurance company proposing to invest assets of its general account in the Units of the Company should consider the extent that such investment would be subject to the requirements of ERISA in light of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Plan Assets. When a Plan invests in the equity of an entity such as the Company, the Plan Asset Provisions describe what constitutes the assets of a Plan for purposes of various provisions of ERISA and Section 4975 of the Code. If a Plan invests in an equity interest that is neither a publicly-offered security nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets generally include both the equity interest and an undivided interest in all of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by Benefit Plan Investors is not “significant.” The term “Benefit Plan Investor” is defined in the Plan Asset Provisions as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to the fiduciary provisions (Part 4) of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.
Under the Plan Asset Provisions, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (any such person, a “Controlling Person”). For so long as the interests in the Company are not considered “publicly-offered securities” within the meaning of the Plan Asset Provisions, the Company will use its commercially reasonable efforts to limit the Benefit Plan Investors’ investments in the Company so that at any given time less than 25% of total Capital Commitments (or any class of equity) is beneficially owned by Benefit Plan Investors. Accordingly, the Company will not knowingly approve an investment by a Benefit Plan Investor or transfer to a Benefit Plan Investor or Controlling Person to the extent that such investment or transfer would result in Benefit Plan Investors owning 25% or more of the value of any class of equity, including the total Capital Commitments, immediately after such purchase or proposed transfer (such percentage determined in accordance with the Plan Asset Provisions).
Each investor will be required to represent in its Subscription Agreement whether or not it is a Benefit Plan Investor and what portion of its assets (if any) comprise “plan assets” under the Plan Asset Provisions. The Company intends to use its commercially reasonable efforts to conduct its operations so that the assets of the Company will not be deemed to constitute “plan assets” for purposes of the Plan Asset Provisions. However, there can be no assurance that, notwithstanding the efforts of the Investment Manager, participation by ERISA Plans will not be significant, or that underlying assets of the Company will not be treated as plan assets of an ERISA Plan or ERISA Plans.
Plan Asset Consequences. If the assets of the Company were to be treated as including plan assets of any ERISA Plan, this would result, among other things, in (a) the application of the prudence, loyalty, diversification, delegation of control and other fiduciary responsibility standards of ERISA to investments made by the Company, and (b) the possibility that certain transactions in which the Company has engaged in or might seek to engage in could constitute prohibited transactions under ERISA and the Code. In such event, absent an exemption, the Company could be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, if the assets of the Company were to be treated as including plan assets of any ERISA Plan, the payment of certain of the fees and/or the allocation of certain of the Company’s returns to the Investment Manager or its affiliates might constitute prohibited transactions under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Investment Manager and/or any other fiduciary that has engaged in the prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In addition, the party in interest or disqualified person that has participated in the nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. These excise taxes, penalties and liabilities could be substantial.
The Investment Manager can take any action it determines in good faith to be desirable, to operate the Company so that: (a) the Company’s assets shall not constitute “plan assets” for purposes of ERISA and Section 4975 of the Code; and (b) the Investment Manager and its affiliates shall be in compliance with ERISA and Section 4975 of the Code, to the extent applicable. The Investment Manager’s authority to take such action includes the right to: (1) make structural, operating or other changes with respect to the Company, provided that such changes do not adversely affect a Unitholder without such Unitholder’s written consent; (2) make structural or other changes in any

Investment; (3) dissolve the Company; (4) cancel all or part of any Unitholder’s uncommitted Capital Commitment; (5) require the Transfer or withdrawal, in whole or in part, of a Unitholder’s Units; or (6) cause the Company to exercise its Limited Exclusion Right to exclude a Unitholders from purchasing Units from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Unitholder’s purchase of Units would, among other things, cause the investments of investors which are Plans to be “significant” and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code.
Sarbanes-Oxley Act of 2002
Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we generally will be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:
•pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;
•pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;
•pursuant to Rule 13a-15 under the Exchange Act, our management will required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and
•pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.
Proxy Voting Policies and Procedures
We will delegate our proxy voting responsibility to the Investment Manager. The proxy voting policies and procedures of the Investment Manager are described below. The guidelines are reviewed periodically by the Investment Manager and our directors who are not “interested persons,” and, accordingly, are subject to change. For purposes of these proxy voting policies and procedures described below, “we,” “our” and “us” refer to the Investment Manager.
As an investment adviser registered under the Advisers Act, we have a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognizes that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.
These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.
We will seek to vote all proxies relating to our clients’ securities in the best interest of our clients’ shareholders. We will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by our clients. Although we will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.
Our proxy voting decisions are made by the senior officers who are responsible for monitoring each of our clients’ investments. To ensure that our vote is not the product of a conflict of interest, we will require that: (a) anyone involved in the decision-making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.
Privacy Principles
Any and all nonpublic personal information received by the Company and/or the Investment Manager with respect to investors in the Company who are natural persons, including the information provided to the Company by an investor in subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Company and/or the Investment Manager. Such service providers include but are not limited to our Administrator, auditors and legal advisors. Additionally, we and/or the Investment Manager may disclose such nonpublic personal information as required by law.
JOBS Act
We will be, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:
•the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;
•the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;
•the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and
•the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our shares of common stock held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).
Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion is based on the provisions of the Code and the regulations of the U.S. Department of Treasury promulgated thereunder, or “U.S. Treasury Regulations,” each as in effect as of the date of this Registration Statement.
These provisions are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive. This discussion does not constitute a detailed explanation of all U.S. federal income tax aspects affecting us and our shareholders and does not purport to deal with the U.S. federal income tax consequences that may be important to particular shareholders in light of their individual circumstances or to some types of shareholders subject to special U.S. federal income tax rules, such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, Non-U.S. shareholders (as defined below) engaged in the conduct of a trade or business in the United States, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, or individual Non-U.S. shareholders present in the United States for 183 days or more during a taxable year. This discussion also does not address any aspects of U.S. federal estate or gift tax, or foreign, state or local tax. This discussion assumes that our shareholders hold their shares of common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No ruling has been or will be sought from the IRS regarding any matter discussed herein.
For purposes of this discussion, a “U.S. shareholder” is a beneficial owner of a share of common stock who is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax, regardless of its source; or
•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).
For purposes of this discussion, a “Non-U.S. shareholder” generally is a beneficial owner of a share of common stock who is neither a U.S. shareholder nor a partnership (or other entity classified as a partnership) for U.S. federal income tax purposes. If an entity or other arrangement classified as a partnership for U.S. federal income tax purposes holds our shares of common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, and the activities of the partnership. A partnership, or partner of a partnership, holding or considering an investment in our shares of common stock is urged to consult its own tax advisers regarding the U.S. federal income tax consequences of an investment in our shares of common stock.
U.S. Federal Income Taxation of the Company. As a BDC, we intend to elect to be treated as a RIC under Subchapter M of the Code and intend to qualify for treatment as a RIC for U.S. federal income tax purposes annually thereafter. As a RIC, we generally will not be subject to U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our shareholders as dividends.
To qualify as a RIC for U.S. federal income tax purposes, we must, among other things, satisfy the domestic corporation requirement, registration requirement, election requirement, source-of-income requirement, and asset diversification requirement, each of which is discussed below. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, we generally must satisfy the Distribution Requirement, which is also discussed above.
Domestic corporation requirement. The domestic corporation requirement generally will be satisfied if the Company is classified as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia for U.S. federal income tax purposes.
Registration requirement. The registration requirement generally will be satisfied if the Company has in effect an election to be treated as a BDC on every day of its taxable year.

Election requirement. The election requirement generally will be satisfied if the Company files with its U.S. federal income tax return for the taxable year an election to be treated as a RIC for U.S. federal income tax purposes or filed such an election with respect to a previous taxable year.
Source-of-income requirement. The source-of-income requirement generally will be satisfied if the Company obtains at least 90% of its gross income for each taxable year from dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock or other securities or foreign currency; other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to our business of investing in the aforementioned stock, securities, or currencies; or net income derived from an interest in a “qualified publicly traded partnership” (“Source-of-Income Requirement”).
Asset Diversification Requirement. The Diversification Requirement will be met if we diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
•no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. Government securities or securities of other RICs, of one issuer (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of one or more “qualified publicly traded partnerships” (the “Diversification Requirement”).
In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Asset Diversification Requirement described above. This exception is available only to RICs which the SEC determines to be principally engaged in the furnishing of capital to other corporations which are principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available (“SEC Certification”). We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.
As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal income tax on our “investment company taxable income” (within the meaning of the Code) and net capital gains that we distribute to our shareholders in any taxable year with respect to which we distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by certain deductible expenses), determined without regard to the deduction for dividends paid and (ii) 90% of our net tax-exempt interest income, or the Distribution Requirement (defined above). We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Distribution Requirement for any taxable year, we will fail to qualify as a RIC for U.S. federal income tax purposes for such taxable year. To the extent we meet the Distribution Requirement for a taxable year, but retain our net capital gains for investment or any investment company taxable income, we are subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated corporate U.S. federal income tax, including the 4% U.S. federal excise tax described below.
As a RIC, we are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:
•at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•at least 98.2% of our net capital gains for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and
•any income and gains recognized, but not distributed, from previous years on which we paid no U.S. federal income tax (“Excise Distribution Requirement”).
While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in entirely avoiding the imposition of this tax. In that case, we will be liable for the 4% U.S. federal excise tax only on the amount by which we do not meet the Excise Distribution Requirement.
We are authorized to borrow funds and to sell assets in order to satisfy the Distribution Requirement and the Excise Distribution Requirement. However, under the 1940 Act, we will not be permitted to make distributions to our shareholders while any senior securities are outstanding, unless we meet the applicable asset coverage ratios. Moreover, our ability to dispose of assets to meet either the Distribution Requirement or the Excise Distribution Requirement may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC for U.S. federal income purposes, including the Asset Diversification Requirement. If we dispose of assets in order to meet the Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through the shareholders of a RIC. In addition, expenses can be used to offset only investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for U.S. federal income tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders, even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, shareholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.
Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes
We intend to elect to be treated as a RIC for U.S. federal income tax purposes, and we intend to qualify as a RIC annually thereafter; however, no assurance can be provided that we will qualify as a RIC for U.S. federal income tax purposes for any given taxable year. If we fail to satisfy either the Source-of-Income Requirement or the Asset Diversification Requirement for any taxable year, we may nevertheless continue to qualify as a RIC for such year, if certain relief provisions are applicable (which may, among other things, require us to pay certain U.S. federal income taxes at corporate rates or to dispose of certain assets). If we were unable to qualify for treatment as a RIC for U.S. federal income tax purposes and the foregoing relief provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our shareholders. In such case, distributions would not be required to be paid, and any distributions that are paid would be taxable to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, our corporate shareholders would be eligible to claim a dividends received deduction with respect to such dividends, and our non-corporate shareholders generally would be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. The amount of any distribution in excess of our current and accumulated earnings and profits would first be treated as a return of capital to the extent of the shareholder’s adjusted tax basis in its shares, and the amount of any distribution that is not a dividend and that exceeds the shareholder’s adjusted tax basis in its shares would be treated as gain from the sale or exchange or property. To requalify as a RIC for U.S. federal income tax purposes in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in appreciation on the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. The remainder of this discussion assumes that we qualify as a RIC for U.S. federal income tax purposes for each taxable year.
Company Investments
Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction; (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income; (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur for U.S. federal income tax purposes; (vi) adversely alter the U.S. federal income tax characterization of certain complex financial transactions and (vii) produce income that will not satisfy the Source-of-Income Requirement. We monitor our transactions, may make certain U.S. federal income tax elections, and may be required to borrow money or dispose of securities in order to mitigate the effect of these rules and to prevent disqualification of the Company as a RIC for U.S. federal income tax purposes; however, there can be no assurance that we will be successful in this regard.
Debt Instruments. In certain circumstances, we may be required to recognize taxable income for U.S. federal income tax purposes prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable U.S. federal income tax rules as having original issue discounts (“OID”) (such as debt instruments with an end-of-term payment and/or payment-in-kind (“PIK”) interest payment or, in certain cases, debt issued with warrants), we must include in taxable income for U.S. federal income tax purposes each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.
Warrants. Gain or loss realized by us for U.S. federal income tax purposes from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants, generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.
Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the applicable requirements that would permit us to pass through to our shareholders their share of the foreign taxes paid by us.
Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of section 1297 of the Code), or “PFIC.” As a result, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by it to its shareholders. In lieu of the increased income tax and deferred tax interest charges on excess distributions on and dispositions of a PFIC’s shares, we can elect to treat the underlying PFIC as a “qualified electing fund,” provided that the PFIC agrees to provide us with adequate information regarding its annual results and other aspects of its operations. With a “qualified electing fund” election in place, we must include in our income each year our share (whether distributed or not) of the ordinary earnings and net capital gain of a PFIC. In the alternative, we can elect, under certain conditions, to mark-to-market at the end of each taxable year our PFIC shares. We would recognize as ordinary income any increase in the value of the PFIC shares and as an ordinary loss (up to any prior income resulting from the mark-to-market election) any decrease in the value of the PFIC shares.

With a “mark-to-market” or “qualified electing fund” election in place on a PFIC, we might be required to recognize in a year income in excess of its actual distributions on and proceeds from dispositions of the PFIC’s shares. Any such income would be subject to the RIC distribution requirements and would be taken into account for purposes of the 4% U.S. federal excise tax (described above). No assurances can be given that any “qualified electing fund” election will be available or that, if available, we will make such an election.
Income inclusions from a qualified electing fund will be “good income” for purposes of the Source-of-Income Requirement provided that the qualified electing fund distributes such income to us in the same taxable year to which the income is included in our income or the income is derived in connection with the Company’s business of investing in stocks and securities.
Controlled Foreign Corporations. If we hold more than 10% of the shares in a Non-U.S. corporation that is treated as a controlled foreign corporation, or a “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income for U.S. federal income tax purposes) each year from such Non-U.S. corporation in an amount equal to our pro rata share of certain of the Non-U.S. corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the Non-U.S. corporation makes an actual distribution during such year. In general, a Non-U.S. corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly, or by attribution) by U.S. shareholders. For this purpose, a “U.S. shareholder” is any U.S. person (within the meaning of the Code) who possesses (actually or constructively) (a) 10% or more of the total combined voting power or (b) 10% or more of the total value of all classes of shares of a Non-U.S. corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income, regardless of whether we receive any actual distributions from such CFC. We must distribute such income to satisfy the Distribution Requirement and the income will be taken into account for purposes of the U.S. federal 4% excise tax.
Income inclusions from a CFC will be “good income” for purposes of the Source-of-Income Requirement provided that they are derived in connection with the Company’s business of investing in stocks and securities or the CFC distributes such income to the Company in the same taxable year to which the income is included in the Company’s income.
Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on the disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our shareholders as ordinary income.
U.S. Federal Income Taxation of U.S. Shareholders
Distributions by the Company generally are taxable to U.S. shareholders as either ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income, plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current and/or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock pursuant to our dividend reinvestment plan. To the extent such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from certain U.S. corporations and certain qualified foreign corporations, such distributions (“Qualified Dividends”) may be eligible for a maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that distributions paid by the Company generally will not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualified Dividends.
Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S.

shareholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. shareholder’s holding period for his, her or its shares, and regardless of whether paid in cash or reinvested in additional shares pursuant to our dividend reinvestment plan. The amount of a distribution in excess of our current and accumulated earnings and profits first reduces a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s shares to the extent thereof (but not below zero), and the amount of a distribution that is not a dividend and is in excess of a U.S. shareholder’s adjusted tax basis in such U.S. shareholder’s shares is treated as gain from the sale or exchange of property to such U.S. shareholder.
Shareholders receiving dividends or distributions in the form of additional shares purchased in the market generally should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a tax basis in the shares of our common stock received equal to such amount. Shareholders receiving dividends in newly issued shares of our common stock generally will be treated as receiving a distribution equal to the value of the shares of our common stock received, and should have a tax basis in the shares of our common stock equal to such amount.
Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. shareholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit or refund, as the case may be, for the U.S. federal income tax so deemed to have been paid by the U.S. shareholder. Additionally, the U.S. shareholder is entitled to increase its adjusted tax basis in its shares by the difference between the amount of includible gains and the tax deemed paid by the U.S. shareholder. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as a Qualified Dividend) and capital gain dividends by January 31. For purposes of determining (1) whether the Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January, which was declared in the previous October, November, or December to shareholders of record on a specified date in one of these months, then the dividend will be treated for U.S. federal income tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a shareholder purchases shares shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution and the shareholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.
Dividend Reinvestment Plan. We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of shareholders, unless a shareholder elects to receive cash. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. shareholder. The U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The shares of our common stock will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the U.S. shareholder’s account.
Dispositions. A U.S. shareholder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of shares in an amount equal to the difference between the U.S. shareholder’s adjusted tax basis in the shares of our common stock disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. shareholder on the disposition of shares will result in capital gain or loss to a U.S. shareholder, and will be a long-term capital gain or loss, if the shares of our common stock have been held for more than one year at the time of sale. Any loss recognized by a U.S. shareholder upon the disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. shareholder. A loss recognized by a U.S. shareholder on a disposition of shares will be disallowed as a deduction, if the U.S. shareholder acquires additional shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares of our common stock are disposed of. In this case, the tax basis of the shares our common stock acquired will be adjusted to reflect the disallowed loss.
Reportable Transaction Disclosure. In certain circumstances, the Code, applicable U.S. Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. In general, if a U.S. shareholder recognizes a loss with respect to shares of $2 million or more for a U.S. shareholder who is an individual, S corporation, trust, or partnership with at least one non-corporate partner, or $10 million or more for a U.S. shareholder who is a corporation or a partnership with solely corporate partner, in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886 (or a successor form). Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these authorities does not affect the determination of whether the taxpayer’s treatment of the loss is proper for U.S. federal income tax purposes. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. shareholders should consult their own tax advisers to determine the applicability of these authorities in light of their individual circumstances.
Backup Withholding. We are required in certain circumstances to backup withhold for U.S. federal income tax purposes on taxable dividends or distributions paid to non-corporate U.S. shareholders who do not furnish us or the dividend-paying agent with their correct U.S. taxpayer identification number (“U.S. TIN”) (in the case of individuals, generally, their U.S. Social Security Number) and certain certifications, or who are otherwise subject to backup withholding for U.S. federal income tax purposes. Backup withholding is not an additional U.S. federal income tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
We may not be treated as publicly offered RIC for U.S. federal income tax purposes. For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. shareholders will be taxed for U.S. federal income tax purposes as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; however, we may qualify as a publicly offered RIC for U.S. federal income tax purposes for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. shareholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to such U.S. shareholder and will be deductible by such U.S. shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are currently not deductible by individuals (and beginning in 2026, will be deductible to an individual only to the extent they exceed 2% of such U.S. shareholder’s adjusted gross income) and are not deductible for alternative minimum tax purposes.
U.S. Federal Income Taxation of Tax-Exempt U.S. Shareholders. A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes, and, therefore generally exempt from U.S. federal income tax, may nevertheless be subject to U.S. federal income tax to the extent that it is considered to derive “unrelated business taxable income” (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities we propose to conduct could give rise to UBTI. However, following the election to treat the Company as a RIC, the Company will be classified as a corporation for U.S. federal income tax purposes. Consequently, the Company’s business activities generally will not be attributed to the U.S. shareholders for purposes of determining their treatment under U.S. federal income tax laws. Therefore, a tax-exempt U.S. shareholder generally should not be subject to U.S. federal income tax solely as a result of the U.S. shareholder’s ownership of shares and receipt of dividends with respect to such shares. Moreover, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt shareholders and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the U.S. federal income tax treatment of dividends payable to tax- exempt shareholders could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, which could result in a tax- exempt U.S. shareholder recognizing income that would be treated as UBTI.
U.S. Federal Income Taxation of Non-U.S. Shareholders
The following discussion only applies to certain Non-U.S. shareholders. Whether an investment in our shares of common stock is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in our shares of common stock by a Non-U.S. shareholder may have adverse U.S federal income tax consequences. Non-U.S. shareholders should consult their own tax advisers before investing in our shares of common stock.
In general, distributions of our “investment company taxable income” to Non-U.S. shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. shareholders directly) generally are subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. This 30% U.S. federal income tax generally is collected by withholding at the source of payment. However, no withholding is required with respect to certain distributions if (i) the distributions are properly reported to our shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends, and (iii) certain other requirements are satisfied. We anticipate that a significant amount of our dividends will qualify as “interest-related dividends” or “short-term capital gain dividends.” Therefore, our distributions of our investment company taxable income generally will not be subject to withholding of U.S. federal tax. To the extent that we make a distribution of dividends that do not qualify as “interest-related dividends” or “short-term capital gain dividends” we will specifically identify the distribution as it will be subject to U.S withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless an applicable exception applies, as described above.
If the distributions are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), we will not be required to withhold U.S. federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.
Actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale or redemption of our shares of common stock, will not be subject to U.S. federal income tax if properly reported by us as capital gain dividends unless the distributions or gains, as the case may be, are effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States) or, in the case of an individual, the Non-U.S. shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or refund equal to the Non-U.S. shareholder’s allocable share of the U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. TIN and file a U.S. federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. TIN or file a U.S. federal income tax return.
If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange, redemption, or other taxable disposition of our shares of common stock, are effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. shareholder. For a corporate Non-U.S. shareholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of our shares of common stock that are effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in our shares of common stock may not be appropriate for certain Non-U.S. shareholders.
Non-U.S. shareholders will generally not be subject to U.S. federal income tax or withholding tax with respect to gain recognized on the sale or other disposition of our shares of common stock.
Under the dividend reinvestment plan, our shareholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a “short-term capital gains dividend” or “interest-related dividend,” the amount distributed and treated as a dividend for U.S. federal income tax purposes (i.e. to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our shares of common stock. If the distribution is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), generally the full amount of the distribution will be reinvested in the dividend reinvestment plan and will be subject to U.S. federal income tax at the ordinary income tax rates applicable to U.S. shareholders. The Non-U.S. shareholder will have an adjusted tax basis in the additional shares purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares of our common stock are credited to the Non-U.S. shareholder’s account.
Non-U.S. shareholders and potential Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.
If we were unable to qualify as a RIC for U.S. federal income tax purposes, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as “interest-related dividends,” “short-term capital gain dividends,” or “capital gain dividends.” As a result, any such dividend paid to a Non-U.S. shareholder that is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States) would be subject to the 30% (or reduced applicable income tax treaty rate) withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Non-U.S. shareholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the Non-U.S. shareholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC for U.S. federal income tax purposes, see “Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes” above.

Backup Withholding and Information Reporting
U.S. Shareholders. A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives dividends on their shares and proceeds from the sale or other disposition of the shares of our common stock (including a redemption of the shares of our common stock). Certain U.S. shareholders generally are not subject to information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:
•fails to furnish the U.S. shareholder’s U.S. TIN, which, for an individual, generally is his or her U.S. Social Security Number;
•furnishes an incorrect U.S. TIN;
•is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or
•fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. TIN and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.
U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.
Non-U.S. Shareholders. The amount of distributions that we pay to any Non-U.S. shareholder on their shares will be reported to the Non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. shareholder resides. However, a Non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such Non-U.S. shareholder is a “United States person,” within the meaning of the Code, and the Non-U.S. shareholder has established that it is a Non-U.S. shareholder or otherwise established an exemption from backup withholding.
If a Non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the Non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the Non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a United States person or a U.S. middleman (as that term is defined under applicable U.S. Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the Non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.
A Non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
FATCA
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as our common stock, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed U.S. Treasury Regulations, which state that taxpayers may rely on the proposed U.S. Treasury Regulations until final regulations are issued. The information required to be reported includes the identity and U.S. TIN of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs, unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.
Non-U.S. persons should consult their own tax advisers with respect to the FATCA consequences of an investment in our common stock.
Item 1A. Risk Factors.
Investing in our securities involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below before deciding to purchase our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the NAV of our securities could decline, and investors may lose all or part of their investment.
Risks Relating to Our Business and Structure
Lack of Operating History. We are a new entity with no operating history and we have no financial information on which a prospective investor can evaluate an investment in us or our prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences, including investment and financial experience of the investment team will increase the likelihood that the Investment Manager will be able to manage us successfully, there can be no assurance that this will be the case.
In addition, because we intend to elect to be regulated as a BDC and elect to be treated as a RIC, we will be subject to the regulatory requirements of the SEC, in addition to the specific regulatory requirements applicable to BDCs under the 1940 Act and RICs under the Code. Neither Willow Tree nor the Investment Manager has any prior experience operating under this regulatory framework, and we may incur substantial costs, and expend significant time or other resources to operate under this regulatory framework.

No Minimum Size of the Company. There is no requirement that we close on a minimum aggregate amount of Capital Commitments prior to commencing operations. If we were to commence operations with a small amount of aggregate Capital Commitments relative to our target fundraising amount and thereafter were unable to close on a sufficient amount of additional Capital Commitments, our ability to execute our investment strategy may be adversely affected.
Dependence on the Investment Manager. Successful execution of our investment strategy is likely to depend on the efforts of certain investment professionals of the Investment Manager, including Timothy Lower and James Roche. There can be no assurance that such investment professionals will be actively involved in our affairs. If one or more of these investment professionals became incapacitated or were no longer associated with the Investment Manager for any reason, our performance could be adversely affected.
Our financial condition and results of operations depend on the Investment Manager’s ability to effectively manage and deploy capital. Our ability to achieve our investment objective depends on our ability to effectively manage and deploy capital, which depends, in turn, on the Investment Manager’s ability to identify, evaluate and monitor, and our ability to finance and invest in, companies that meet our investment criteria. Accomplishing our investment objective on a cost-effective basis will largely be a function of the Investment Manager’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms. In addition to monitoring the performance of our existing investments and other responsibilities under the Investment Management Agreement, the Investment Manager’s investment team may also be called upon, from time to time, to provide managerial assistance to some of our portfolio companies. These demands on their time may distract them or slow the rate of investment.
Even if we are able to grow and build upon our initial investment portfolio, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, and results of operations. Our results of operations depend on many factors, including, but not limited to, the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described herein, it could negatively impact our ability to pay dividends.
The compensation we pay to the Investment Manager was not determined on an arm’s-length basis. Thus, the terms of such compensation may be less advantageous to us than if such terms had been the subject of arm’s-length negotiations. The compensation we will pay to the Investment Manager was not determined on an arm’s-length basis with an unaffiliated third party. As a result, the form and amount of such compensation may be less favorable to us than they might have been had the respective agreements been entered into through arm’s-length transactions with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our respective rights and remedies under the Investment Management Agreement because of our desire to maintain our ongoing relationship with the Investment Manager and its affiliates. Any such decision, however, could cause us to breach our fiduciary obligations to our shareholders.
Our Incentive Fee may induce the Investment Manager to purchase assets with borrowed funds and to pursue speculative investments and to use leverage when it may be unwise to do so. The Incentive Fee payable by us to the Investment Manager may create an incentive for the Investment Manager to purchase assets with borrowed funds when it is unwise to do so or to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. A portion of the Incentive Fee payable to the Investment Manager is calculated based on a percentage of our return on invested capital. The Incentive Fee arrangement may encourage the Investment Manager to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our shares of common stock. In addition, the Investment Manager receives the Incentive Fee based, in part, upon net capital gains realized on our investments. As a result, in certain situations the Investment Manager may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in us investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Consequences of Capital Call Default. If a Capital Commitment Investor fails to make a capital contribution when due, interest will accrue at the default rate, specified in the Subscription Agreement, on the outstanding unpaid balance of such capital contribution. In addition, we may, in our discretion, and subject to applicable law, take any action available at law or at equity against a defaulting investor, which may include causing such Defaulting Investor to forfeit a significant portion of its shares or to transfer such defaulting investor’s shares to a third party for a price that is less than the NAV of such shares. We also have the right to charge interest on defaulted amounts and terminate the Capital Commitment of a defaulting Capital Commitment Investor and shall have certain other remedies available to it, as more fully described in the Subscription Agreement.
No or Limited Availability of Insurance against Certain Catastrophic Losses. Certain losses of a catastrophic nature, such as wars, pandemics and other public health emergencies, earthquakes, typhoons, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Some insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total cost of casualty insurance for a property. As a result, all investments may not be insured against terrorism. If a major uninsured loss occurs, we could lose both invested capital in and anticipated profits from the affected investments.
Cybersecurity Risks. We and our service providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from cyber-attacks and hacking by other computer users, and to avoid the resulting damage and disruption of hardware and software systems, loss or corruption of data, and/or misappropriation of confidential information. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks may cause losses to us or the shareholders by interfering with the processing of investor transactions or impeding or sabotaging Company investment and/or asset management activity. We may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse investor reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Investment Manager and the Company to civil liability as well as regulatory inquiry or action. Shareholders could be exposed to additional losses because of unauthorized use of their personal information. While the Investment Manager has established business continuity plans and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified.
Risks Related to the Investment Manager and Its Affiliates
Investors should be aware that potential and actual conflicts of interest may arise between the Company, on the one hand, and the Investment Manager and/or their respective affiliates, on the other.
Conflicts of Interest Generally. The Investment Manager and its affiliates will receive substantial fees from us in return for their services. These fees may include certain incentive fees based on the amount of appreciation of our investments. These fees could influence the advice provided to us. Generally, the more equity we sell in public offerings and the greater the risk assumed by us with respect to our investments, including through the use of leverage, the greater the potential for growth in our assets and profits, and, correlatively, the fees payable by us to the Investment Manager. These compensation arrangements could affect the Investment Manager’s or its affiliates’ judgment with respect to public offerings of equity, incurrence of debt and investments made by us, which allow the Investment Manager to earn increased asset management fees.
The Investment Manager and its affiliates may also provide a broad range of financial services to companies in which we may invest, including providing arrangement, syndication, origination structuring and other services to our portfolio companies, and will generally be paid fees for such services, in compliance with applicable law, by the portfolio company. Any compensation received by the Investment Manager or its affiliates for providing these services will not be shared with us and may be received before we realize a return on our investment.

Fee Structure. The Incentive Fee payable by us to the Investment Manager may create an incentive for the Investment Manager to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. These compensation arrangements could affect the Investment Manager’s or its affiliates’ judgment with respect to investments made by us, which allow the Investment Manager to earn increased Management fees and Incentive fees. The way in which the Incentive Fee is determined may encourage the Investment Manager to use leverage to increase the leveraged return on our investment portfolio.
In addition, the fact that our base Management Fee will be payable based upon our net assets (which includes any borrowings used for investment purposes) may encourage the Investment Manager to use leverage to make additional investments. Such a practice could make such investments more risky than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of substantial leverage may increase the likelihood of our defaulting on our borrowings, which would be detrimental to holders of our securities.
The “catch-up” portion of the Incentive Fee may encourage our Investment Manager to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and dividend amounts. Dedication of the Investment Manager’s Personnel Time to the Company. Subject to the terms of the Investment Management Agreement, the investment professionals and other employees of the Investment Manager and its affiliates will be permitted to spend a portion of their business time on activities other than us and our investments. As a result, such persons may spend less time on Company activities than may be required under certain circumstances and, subject to the terms of the Investment Management Agreement, they may spend a portion of their time on behalf of funds or account which may invest in the same kind of investments being targeted by us.
In addition, the Investment Manager’s personnel, as well as the personnel of Willow Tree, will work on matters related to other funds and accounts. Employees of affiliates of the Investment Manager may also serve as directors, or otherwise be associated with, companies that are competitors of businesses in which we have made investments. These businesses may also be counterparties or participants in agreements, transactions, or other arrangements with businesses in which other affiliated investment vehicles have made investments that may involve fees and/or servicing payments to the Investment Manager or its affiliates.
Service Providers. Conflicts of interest may exist with respect to the Investment Manager’s selection of brokers, dealers, transaction agents, counterparties and financing sources for the execution of our transactions. When engaging these services, the Investment Manager may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular service provider, as well as other factors that the Investment Manager deems appropriate to consider under the circumstances. Service providers and financing sources may provide other services that are beneficial to the Investment Manager and its affiliates, but that are not necessarily beneficial to us, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Investment Manager’s selection of service providers and financing sources.
In addition, the Investment Manager or an affiliate thereof may exercise its discretion to recommend to a business in which we have made an investment, that it contract for services with (i) the Investment Manager or a related person of the Investment Manager (which may include a business in which we have made an investment); (ii) an entity with which the Investment Manager or its affiliates and their employees has a relationship or from which the Adviser or its affiliates otherwise derives financial or other benefit, including relationships with joint venturers or co-venturers; or (iii) certain investors (including shareholders) or its affiliates. Such relationships may influence decisions that the Investment Manager makes with respect to us. Although the Investment Manager and its affiliates select service providers that it believes are aligned with our operational strategies and will enhance portfolio company performance and, relatedly, our returns, the Investment Manager has a potential incentive to make recommendations because of its or its affiliates’ financial or other business interest. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Allocation of Investments. The Investment Manager will experience conflicts of interest in connection with the management of our business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by the Investment Manager and its affiliates; compensation to the Investment Manager; services that may be provided by the Investment Manager and its affiliates to issuers in which we may invest; investments by us and other clients of the Investment Manager and its affiliates; the formation of additional investment funds managed by the Investment Manager and/or its affiliates; differing recommendations given by the Investment Manager to us versus other clients; the Investment Manager’s use of information gained from issuers in our portfolio for investments by other clients, subject to applicable law; and restrictions on the Investment Manager’s use of “inside information” with respect to potential investments by us.
Specifically, we may compete for investments with the Investment Manager’s and its affiliates’ other clients. In making allocation decisions with respect to limited investment opportunities that could reasonably be expected to fit the investment objectives of multiple clients and/or accounts, the Investment Manager and its affiliates will allocate such opportunities in accordance with its allocation policy. With respect to the allocation of investment opportunities among us and other affiliated funds and accounts, the ability of the Investment Manager and its affiliates to recommend such opportunities to us may be restricted by applicable laws or regulatory requirements (including under the 1940 Act) and the Investment Manager will allocate investment opportunities and realization opportunities between us and other affiliated funds and accounts in a manner that is consistent with the adopted written investment allocation policies and procedures established by the Investment Manager and its affiliates, which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a fair and equitable basis. The outcome of any allocation determination by the Investment Manager and its affiliates may result in the allocation of all or none of an investment opportunity to us.
To the extent we and such other funds and accounts invest in the same portfolio investments, actions taken by the Investment Manager or its affiliates on behalf of such other funds and accounts may be adverse to us and our investments, which could harm our performance. As a result, prices, availability, liquidity and terms of our investments may be negatively impacted by the activities of such funds and accounts, and transactions for us may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.
Limitations on Actions and Indemnification. The Investment Manager has not assumed any responsibility to us other than to render the services described in the Investment Management Agreement, and it will not be responsible for any action of the Board in declining to follow its advice or recommendations. Pursuant to the Investment Management Agreement, the Investment Manager and its directors, officers, shareholders, members, agents, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of, the Investment Manager will not be liable to us for their acts under the Investment Management Agreement, absent willful malfeasance, bad faith, or gross negligence in the performance of their duties. We have also agreed to indemnify, defend and protect the Investment Manager and its directors, officers, shareholders, members, agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Investment Manager with respect to all damages, liabilities, costs and expenses resulting from acts of the Investment Manager not arising out of willful misfeasance, bad faith or gross negligence in the performance of their duties. These protections may lead the Investment Manager to act in a riskier manner when acting on our behalf than it would when acting for its own accord.
Existing Relationships. The Investment Manager and/or its affiliates (including its partners, members and employees) have long-term relationships with a significant number of companies and their respective senior management. The Investment Manager and/or their respective affiliates (including its partners, members and employees) also have relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships may influence whether or not the Investment Manager undertakes a particular investment on our behalf and, if so, the form and level of such investment. Similarly, the Investment Manager may take the existence and development of such relationships into consideration in its management of us and our investments. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the management or realization of particular investments that the Investment Manager will not employ on our behalf in light of these relationships.

Access to Confidential Information. We, directly or through the Investment Manager and its affiliates, may obtain confidential information about the companies in which we have invested or may invest or be deemed to have such confidential information. The possession of such information may, to our detriment, limit the ability of us and the Investment Manager and its affiliates to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Investment Manager may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Investment Manager and its affiliates come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Investment Manager’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Investment Manager to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Investment Manager in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Investment Manager will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Investment Manager.
Limitation on Transactions with Affiliates. As a BDC, we are generally limited in our ability to invest in any portfolio company in which our affiliates, the Investment Manager or its affiliates currently has an investment or to make co-investments with our affiliates, the Investment Manager or its affiliates. Specifically, we are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of our independent directors and, in some cases, an order from the SEC or exemptive relief. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of the Board and, in some cases, the SEC. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, including other funds or clients advised by the Investment Manager or its affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves a joint investment), without prior approval of the Board and, in some cases, the SEC.
If a person acquires more than 25% of our voting securities, we will be prohibited from buying any security from or selling any security to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates or anyone who is under common control with us. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment advisor. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a Company managed by either of our Investment Manager or its affiliates without the prior approval of the SEC, which may limit the scope of investment or disposition opportunities that would otherwise be available to us.
In situations when co-investment with the Investment Manager or its affiliates’ other clients is not permitted under the 1940 Act and related rules, or existing or future staff guidance, the Investment Manager will need to decide which client or clients will proceed with the investment. Generally, we will not be entitled to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will not invest in any issuer in which an affiliate’s other client holds a controlling interest.
Although, we have filed an application seeking requisite approval and exemptive relief from the SEC, no assurance can be given that the SEC will grant such approval or exemptive relief.
Investments with Unaffiliated Co-Investors. We may co-invest in one or more investments with certain unaffiliated third parties, including but not limited to, limited partners of funds or other clients managed by the Investment Manager or its affiliates, which parties in certain cases may have different interests to ours. Such co-

investments may be structured through partnerships, joint ventures or other entities. Our investments will be subject to risks in connection with third-party involvement, including the possibility that a third party may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with ours, or may be in a position to block action in a manner contrary to our investment objectives. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-investors. In addition, such co-investments may or may not be on substantially the same terms and conditions, and such different terms may be disadvantageous to us or to any investor participating directly or indirectly therein.
Investments That Could Give Rise to a Conflict of Interest. We do not expect to invest in, or hold securities of, companies that are controlled by an affiliate and/or an affiliate’s other clients. However, the Investment Manager or an affiliate’s other clients may invest in, and gain control over, one of our portfolio companies. If the Investment Manager or an affiliate’s other client, or clients, gains control over one of our portfolio companies, it may create conflicts of interest and may subject us to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions the Investment Manager may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Investment Manager may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Investment Manager may choose to exit such investments prematurely and, as a result, we may forego any positive returns associated with such investments. In addition, to the extent that an affiliate’s other client holds a different class of securities than us as a result of such transactions, our interests may not be aligned.
Investment by Willow Tree Employees in the Company. Employees of Willow Tree, including members of the Investment Committee are permitted to invest, and at times will invest significantly, in the Willow Tree platform, including the Company. Such investments can operate to align the interests of Willow Tree and its employees with the interests of the Willow Tree platform and its investors but will also give rise to conflicts of interest as such employees can have an incentive to favor the Willow Tree platform in which they participate or from which they are otherwise entitled to share in returns or fees.
Failure of the Investment Manager to Comply with Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Investment Manager, any of its employees or affiliates or any service provider acting on its behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Investment Manager, and thus, us.
Risk Related to the Economy
Capital Markets may Experience Periods of Disruption and Instability. As a BDC, we must maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, significant write-offs, the re-pricing of credit risk and the failure of major financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt an d equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not continue or worsen in the future, including as a result of inflation and rising interest rates, the war in Ukraine and Russia, the current conflict in the Middle East, and health epidemics and pandemics, rising interest rates or renewed inflationary pressure.
Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we have historically experienced, including the current rising interest rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.
Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While we expect most of our investments will not be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity).
Significant changes or volatility in the capital markets may adversely affect the pace of our investment activity and economic activity generally.
The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital, and any required sale of all or a portion of our investments as a result, could have a material adverse effect on our business, financial condition or results of operations.
Political, Social and Economic Uncertainty. Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, war, conflicts and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the United States. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.
Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund our investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.
In addition, recent disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Future market disruptions and/or illiquidity would be expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and have a material negative impact on our and our prospective portfolio companies’ operating results and the fair values of our debt and equity investments.
Public Health Emergencies and Outbreak of Existing or New Epidemic Diseases. The extent of the impact of any public health emergency on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain its financial and economic impact, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our prospective portfolio companies.
These factors may also cause the valuation of our investments to differ materially from the values that we may ultimately realize. Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information.
Any public health emergency, pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments and our portfolio companies.
Adverse global economic conditions could harm our business and financial condition. Adverse macroeconomic development, including without limitation, inflation, slowing growth, rising interest rates or recession, could negatively affect our business and financial condition. These developments or other global events, including those related to the Russia-Ukraine war and the current conflict in the Middle East, have caused, and could, in the future, cause disruptions and volatility in global financial markets and increased rates of default and bankruptcy, and could impact consumer and small business spending and have other unforeseen consequences. For example, in response to increasing inflation, the U.S. Federal Reserve began to raise interest rates in March 2022 for the first time in over three years, and signaled it expects additional rate increases. It is difficult to predict the impact of such events on our portfolio companies or economic markets more broadly and the effectiveness of those actions. Adverse economic conditions, including inflation, may also increase the costs of operating our business.
Risks Related to Changes in Interest Rates. Because we may borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income.
In addition, general interest rate fluctuations may have a substantial negative impact on our investments, the value of our common stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our investment income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net investment income. Also, an increase in interest rates available to investors could make investment in our common stock less attractive if we are not able to increase our distributions, which could reduce the value of our common stock. Also, an increase in interest rates may result in an increase of the amount of our pre-incentive fee net investment income and, as a result, an increase in incentive fees payable to the Investment Manager.
We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our shareholders.
Downgrade of U.S. Credit Rating and Government Shutdown. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States. In August 2023, Fitch Ratings Inc. lowered its grade on the U.S. government’s debt from AAA to AA+ and explained that it expected fiscal deterioration over the next three years.
The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.
Terrorist Attacks, Acts of War, Global Health Emergencies or Natural Disasters. Terrorist acts, acts of war, global health emergencies or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, global health emergencies or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks, global health emergencies and natural disasters are generally uninsurable.
Risks Related to Our Investments
General Economic and Market Conditions. The success of our activities will be affected by general economic and market conditions, including but not limited to interest rates, commodity prices, availability of credit, credit defaults, inflation rates, economic uncertainty, disruptions in the global debt markets, changes in laws (including laws relating to taxation of our investments), trade barriers, currency exchange controls, and national and international political circumstances (including wars, terrorist acts or security operations). These factors may adversely affect our ability to source attractive investment opportunities, the pricing of such investment opportunities, the value of investments held by us and our ability to exit or monetize its investments. Negative economic trends nationally, in specific geographic areas of the U.S. or outside the U.S., could result in an increase in debt or loan defaults and delinquencies. Inability of issuers to obtain refinancing (particularly as high levels of required refinancings approach) may result in an economic decline that could delay or derail an economic recovery and cause deterioration in the performance of debt investments generally.
Additionally, the following factors may disrupt credit markets and have a negative impact on our investments:
•The bankruptcy or insolvency of one or more major financial institutions that results in the disruption of payments or triggers additional crises in the global credit markets and overall economy;
•Continued deterioration of the sovereign debt of certain countries, together with the risk of contagion to other, more stable, countries;
•Rating agency downgrades (or otherwise negative changes in their ratings outlook) on the sovereign long-term debt ratings of certain countries;
•Issues affecting the economies of the U.S. and/or non-U.S. economies; and
The impact of (1) military operations, (2) pandemics and other public health emergencies, (3) the possibility or actual occurrence of terrorist attacks domestically or abroad and/or (4) political instability in some parts of the world which could have a material adverse effect on general economic conditions, world financial markets, particular business segments, world commodity prices, consumer confidence and/or market liquidity.
Financial Institutions and Distress Events. We are subject to the risk that one of the banks, brokers, hedging counterparties, lenders or other custodians (each, a "Financial Institution") of some or all of our (or any portfolio company's) assets fails to timely perform its obligations or experiences insolvency, closure, receivership or other financial distress or difficulty (each, a "Distress Event"). Distress Events can be caused by factors including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance or accounting irregularities. If a Financial Institution experiences a Distress Event, the Investment Manager, us or one of our portfolio companies may not be able to access deposits, borrowing facilities or other services, either permanently or for an extended period of time. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the Federal Deposit Insurance Corporation (FDIC), in the case of banks, and the Securities Investor Protection Corporation (SIPC), in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of total loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose increased risk of loss. While in recent years governmental intervention has often resulted in additional protections for depositors and counterparties during Distress Events, there can be no assurance that such intervention will occur in a future Distress Event or that any such intervention undertaken will be successful or avoid the risks of loss, substantial delays or negative impact on banking or brokerage conditions or markets.
Any Distress Event has a potentially adverse effect on the ability of the Investment Manager to manage our investment portfolio, and on the ability of the Investment Manager, Willow Tree, us and any portfolio company to maintain operations, which in each case could result in significant losses and in unconsummated investment acquisitions and dispositions. Such losses could include: a loss of funds; an obligation to pay fees and expenses in the event we are not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, our inability to access capital contributions or otherwise); our inability to acquire or dispose of investments, or acquire or dispose of such investments at prices that the Investment Manager believes reflect the fair value of such investments; and the inability of portfolio companies to make payroll, fulfill obligations or maintain operations. If a Distress Event leads to a loss of access to a Financial Institution's services, it is also possible that we or a portfolio company will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). To the extent the Investment Manager is able to exercise contractual remedies under agreements with Financial Institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses, delays or other impacts. We and our portfolio companies are subject to similar risks if a Financial Institution utilized by investors in us or by our suppliers, vendors, service providers or other counterparties or a portfolio company becomes subject to a Distress Event, which could have a material adverse effect on us.
Many Financial Institutions require, as a condition to using their services (including lending services), that we and/or the Investment Manager maintain all or a set amount or percentage of their respective accounts or assets with the Financial Institution, which heightens the risks associated with a Distress Event with respect to such Financial Institutions. We are under no obligation to use a minimum number of Financial Institutions or to maintain account balances at or below the relevant insured amounts.
Further, Distress Events such as the recent turmoil of the U.S. banking system raise fears of broader financial contagion, and it is not certain what impact this will have on financial markets. Any deterioration of the global financial markets (particularly the U.S. debt markets), any possible future failures of certain financial services companies and a significant rise in market perception of counterparty default risk, interest rates or taxes will likely significantly reduce investor demand and liquidity for investment grade, high-yield and senior bank debt, which in turn is likely to lead some investment banks and other lenders to be unwilling or significantly less willing to finance new investments or to offer less favorable terms than had been prevailing in the recent past. The tightening of availability of credit to businesses generally could lead to an overall weakening of the U.S. and global economies, which in turn is likely to adversely affect our ability to sell or liquidate investments at favorable times or at favorable prices or otherwise have an adverse effect on our business and operations. In addition, valuations of our investments are subject to heightened uncertainty as the result of market volatility and disruption. To the extent we are unable to obtain favorable financing terms for our portfolio investments or sell investments on favorable terms, our ability to generate attractive investment returns for our shareholders may be adversely affected.
Financial Market Fluctuations. General fluctuations in the market prices of securities may affect the value of our investments. Instability in the securities markets may also increase the risks inherent in our portfolio investments. The ability of portfolio companies to refinance debt securities may depend on their ability to sell new securities in the public high-yield debt market or otherwise.
General Risks of Lending, Secured Lending and Loan Origination. The Investment Manager’s lending strategy is subject to general market, credit and interest rate risks. Secured lending is also subject to the risk of inadequate collateral, and lending generally is subject to the risk of default.
Credit risk refers to the likelihood that an obligor will default on the payment of principal, interest or other amounts owed on an instrument. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are subject to downgrade at a later date.
Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively affect the price of a fixed rate debt instrument and falling interest rates will have a positive effect on the price of a fixed rate debt instrument.
Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.
While loans we originate are intended to be over-collateralized, the lack, or inadequacy, of collateral or other assets expected to be the source of repayment or credit enhancement for a debt instrument may affect our credit risk, and we may be exposed to losses resulting from default. A defaulted or otherwise distressed Company investment may become subject to workout negotiations or restructuring, which may entail, among other things, a substantial reduction in interest rate, a substantial write-down of principal and a substantial change in the terms, conditions and covenants with respect to the investment. We may incur additional expenses if it is required to seek recovery upon default or to negotiate new terms with a defaulting issuer.
Additionally, in the event of a default, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. Our interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests, may not be adequately protected. Furthermore, claims may be asserted that could interfere with the enforcement of our rights. Under certain circumstances, we or our affiliate may assume direct ownership of the underlying asset. The liquidation proceeds upon a sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of the liquidation of the underlying collateral regarding a defaulted loan may further reduce the proceeds and thus increase the loss.
Unspecified Investments. Except as otherwise disclosed, we have not identified the particular investments we will make. Accordingly, a shareholder must rely upon the ability of the Investment Manager in making investments consistent with our investment objectives and policies. We may be unable to find a sufficient number of attractive opportunities to invest our committed capital or meet our investment objectives.
Competition for Available Investments. Although the Investment Manager believes that it can identify and source opportunities to invest in floating rate senior secured loans to mid-market companies and other investment types targeted by us, the activity of identifying, completing and realizing attractive investments of the type being targeted by us is nonetheless highly competitive. We will be competing for investments with many other investors, including BDCs, private equity funds, private credit funds, hedge funds, CLOs and other institutional investors.

Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we will have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds or access to funding sources that are not available to us. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. There may be intense competition for financings or investments of the type we intend to make, and such competition may result in less favorable financing or investment terms than might otherwise exist.
In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows.
Concentration of Investments. The Investment Manager will endeavor to diversify our investments; however, difficult market conditions or slowdowns affecting a particular asset class, geographic region or other category of investment could have a significant adverse impact on us if its investments are concentrated in that area, which would result in lower investment returns. This lack of diversification may expose us to losses disproportionate to market declines in general if there are disproportionately greater adverse price movements in the particular investments. If we hold investments concentrated in a particular issuer, security, asset class or geographic region, we may be more susceptible than a more widely diversified portfolio to the negative consequences of a single corporate, economic, political, or regulatory event. Accordingly, a lack of diversification could adversely affect our performance.
Investment Due Diligence and Investment Research. When conducting due diligence and investment research, the Investment Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues, often on an expedited basis, to take advantage of an investment opportunity. Detailed information necessary for a full evaluation may not be available, and the financial information available to the Investment Manager may not be accurate or provided based upon accepted accounting methods. Outside consultants, legal counsel, accountants and investment banks may be involved in the due diligence and investment research process in varying degrees depending on the type of investment. There can be no assurance that these consultants will evaluate such investments accurately. Moreover, the due diligence investigation and investment research that the Investment Manager carries out with respect to any investment opportunity may: (1) not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, (2) lead to inaccurate or incomplete conclusions or (3) be manipulated by fraud. We could incur material losses as a result of the misconduct or incompetence of such individuals and/or a substantial inaccuracy in such information.
Fraud. Of paramount concern in lending is the possibility of material misrepresentation or omission or fraud on the part of the borrower. Instances of fraud and other deceptive practices committed by management of certain companies in which we invest may undermine the Investment Manager’s due diligence efforts with respect to such companies. This may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability to perfect or effectuate a lien on the collateral securing the loan. The Investment Manager will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but the Investment Manager cannot guarantee such accuracy or completeness.
Insolvency and Bankruptcy. Various laws enacted for the protection of creditors may apply to our investments. In a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of a Company investment, such as a trustee in bankruptcy, a court may find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such Company investment. If, after giving effect to such indebtedness, the issuer (1) is insolvent, (2) is engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (3) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature, such court could determine (1) to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, (2) to subordinate such indebtedness to existing or future creditors of the issuer or (3) to recover amounts previously paid by the issuer in satisfaction of such indebtedness.
The issuer of a Company investment may enter bankruptcy, receivership, insolvency or similar proceedings (collectively, “bankruptcy”). Bankruptcy may result in, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the related Company investments. In bankruptcy and other corporate reorganizations, there exists the risk that, among other things, the reorganization will proceed at a slower than anticipated pace until certain liabilities of the debtor have been satisfied, may not be successful if certain reorganization milestones, including necessary approvals, have not been achieved, or result in the distribution of a new security worth less than our purchase price. In addition, debtors in bankruptcy must bear substantial administrative costs before creditors, such as the Company, are repaid on unsecured claims and equity holdings. Other claims against a bankrupt debtor, such as tax obligations, may have priority over our claims in bankruptcy proceedings.
Troubled company investments and other distressed asset-based investments require active monitoring and could, at times, require participation in business strategy or reorganization proceedings by the Investment Manager. To the extent that the Investment Manager becomes involved in such proceedings, we could have a more active participation in the affairs of the issuer than that assumed generally by an investor. In addition, involvement by the Investment Manager in a company’s reorganization proceedings could result in the imposition of restrictions limiting our ability to liquidate their position in the issuer.
Investments in securities issued by distressed companies domiciled outside the U.S. could present additional risks to us, including in respect of the bankruptcy and reorganization laws of those countries. Non-U.S. bankruptcy and reorganization laws could result in different and potentially inferior outcomes in respect of the reorganization process, the treatment of creditor claims and how creditors’ rights will be enforced. In addition, notwithstanding existing bankruptcy laws in some countries, those countries may not have a stable or predictable reorganization process.
Call and Prepayment Risk. The ability of issuers to prepay Company investments will vary. We will experience a loss if a Company investment was purchased at a price greater than par and is prepaid at par or at a price lower than the purchase price. The rate of prepayments, amortization, delinquencies and defaults may be influenced by various factors including:
•Changes in issuer performance and requirements for capital;
•Interest rate movements;
•Unavailability of credit or a decline in credit underwriting standards; and
•The overall economic environment.
Further, in the case of prepayment, we bear reinvestment risk, because the Investment Manager may be required to invest the proceeds at a lower rate than the original investment.
Our investments generally pay floating interest rates. To the extent interest rates increase, periodic interest obligations owed by the related issuer also will increase. As prevailing interest rates increase, some issuers may not be able to make the increased interest payments on Company investments or refinance their balloon and bullet loans, resulting in payment defaults.
Contingent Liabilities and Indemnification. We may acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to the Investment Manager at the time of acquisition or, if they are known, the Investment Manager may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for us. In addition, in connection with the disposition of an investment in a portfolio company, we may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business.
Smaller Issuers. We will invest primarily in the debt obligations or securities of middle market, lower middle market and/or less well-established companies. While smaller companies may have potential for rapid growth, they involve higher risks. Smaller companies have more limited financial resources than larger companies and may be unable to meet their obligations under their debt securities, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. Smaller companies also typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Generally, less information is publicly available about these companies, and they are generally not subject to the financial and other reporting requirements applicable to public companies. Smaller companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on us and, in turn, on our performance. Smaller companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Such companies also may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
Portfolio Company Management. Each portfolio company’s day-to-day operations will be the responsibility of such portfolio company’s management team. Although the Investment Manager will be responsible for monitoring the performance of each portfolio company, there can be no assurance that the existing portfolio company’s management team, or any successor, will be able to operate the portfolio company in accordance with the Investment Manager’s expectations. The success of each Company investment depends in substantial part upon the skill and expertise of each portfolio company’s management team.
Investments in Highly Leveraged Portfolio Companies. We may invest in companies with capital structures involving significant leverage, including private credit funds. Additionally, some of the debt positions acquired by us may be the most junior in what could be a complex capital structure, and, thus, subject us to the greatest risk of loss.
Investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market, and industry developments. Furthermore, a portfolio company’s significant indebtedness could, among other things:
•Subject the portfolio company to a number of restrictive covenants, terms, and conditions, any violation of which could be viewed by creditors as an event of default and could materially impact our ability to realize value from the investment;
•Cause even moderate reductions in operating cash flow to render the portfolio company unable to service its indebtedness, leading to the portfolio company’s bankruptcy or other reorganization and a loss of part or all of our investment;
•Give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the portfolio company’s ability to respond to changing industry conditions if additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;
•Limit the portfolio company’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors that have relatively less debt;
•Limit the portfolio company’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and
•Limit the portfolio company’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or other general corporate purposes.
As a result, the risk of loss associated with a leveraged portfolio company is generally greater than for companies with comparatively less debt.
Operating and Financial Risks of Portfolio Companies. The portfolio companies in which we intend to invest could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment, or an economic downturn. As a result, portfolio companies that the Investment Manager expects to be stable, may operate, or expect to operate, at a loss or have significant variations in operating results; may require substantial additional capital to support their operations or to maintain their competitive position; or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of our investment strategy will depend, in part, on the ability of the Investment Manager to restructure and effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty.
Uncertainty of Financial Projections Regarding Portfolio Companies. The Investment Manager generally establishes the pricing of transactions and the capital structure of portfolio companies based on financial projections for such portfolio companies. Normally, these projections depend on management judgment. In all cases, projections of future results are only estimates based upon assumptions made at the time that the projections are developed. Projected results may not be realized, and actual results may vary significantly from the projections. General economic, political and market conditions, which are not predictable, can have a material adverse impact on the reliability of such projections.
Illiquid Investments and Long-Term Investments; Uncertain Exit Strategies. We will invest in and hold to maturity instruments that do not have a significant, or any, secondary market. In most cases, there will be no public market for the securities at the time of their acquisition. These securities generally may not be sold publicly, unless their sale is registered under applicable securities laws or an exemption from such registration requirements is available, and the Investment Manager may not be able to arrange a private sale. To the extent that there is no trading market for a portfolio investment, the Investment Manager may be unable to liquidate that investment on our behalf or may be unable to do so at a profit. Accordingly, there can be no assurance that we will realize value on our investments in a timely manner.
Due to the illiquid nature of many of the positions, as well as the uncertainty of the success of their issuers, the Investment Manager is unable to predict with confidence what the exit strategy will ultimately be for any given investment, or that one will definitely be available. In certain instances, we may be forced to sell or exit an investment earlier than the Investment Manager would recommend due to liquidity issues, our dissolution, or other possible factors.
Company Financing Arrangements; Availability of Credit to the Company. There can be no assurance that we will be able to maintain adequate financing arrangements under all market circumstances. The imposition of financial limitations or restrictions could compel us to liquidate all or part of our portfolio at disadvantageous prices. The financing available to us from banks, dealers and other counterparties is likely to be restricted in disrupted markets.
Risk of Litigation. Our investment activities may subject us to the risks of becoming involved in litigation. The expense of defending against claims against us by third parties and paying any amounts pursuant to settlements or judgments would be borne by us. We may not be able to defend or prosecute legal proceedings that may be bought against us (or lenders as a group) or that we (or lenders as a group) might otherwise bring to protect our (or their) interests. In addition, we may accumulate substantial positions in the securities of issuers that become involved in litigation.
Privately Placed Debt Investments of Private Companies. We will trade in privately placed debt investments issued by private companies (i.e., companies that have not issued publicly traded securities). Private debt investments may be in the form of loans, securities or participation interests, and may be issued in financings and recapitalizations. They also may include mezzanine, unitranche and high-yield debt securities (discussed below), which are typically issued in traditional private placements or in connection with acquisitions and other business combinations.
Privately placed debt, which includes below investment grade or, on occasion, distressed assets, is considered to be of lower credit quality and more speculative than publicly offered debt. Unrated or low-grade debt securities are subject to greater risk of loss of principal and interest than higher-rated debt securities. Further, we may trade in debt securities that rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of which may be secured by substantially all of that issuer’s assets. We also may invest in debt securities that are not protected by financial covenants or limitations on additional indebtedness.
Privately placed debt is subject to fewer reporting obligations than publicly traded securities. Further, we may invest in debt securities issued by companies with little or no operating history. Detailed information about privately placed debt necessary for a full evaluation of the securities may be less available to the Investment Manager than would be available in connection with publicly offered debt securities.
Additionally, investment in debt issued by private companies (compared to public companies) is subject to a number of risks, including (1) magnified illiquidity of an investment, (2) inability to sell due to a lack of market, (3) absence of market efficiency or testing to determine the correct price, (4) limited or no information available to debt holders regarding, among other things, a private company’s business prospects and results of operations and (5) less oversight from independent directors, regulatory agencies and others.
Publicly Traded Investments. Certain investments by us could be in (or result in us holding, for example, as collateral) securities that are or become publicly traded and are therefore subject to the risks inherent in investing in public companies (including new issues of securities). These factors are generally outside the Investment Manager’s control, and could adversely affect the liquidity and value of our investments, and could reduce our ability to make attractive new investments. In addition, in some cases we could be prohibited by contract or other limitations from selling such securities for a period of time so that we are unable to take advantage of favorable market prices.
We will likely not have the same access to information in connection with investments in public companies, either when investigating a potential investment or after making an investment as with investments in private companies. Furthermore, it can be expected from time to time that we could be limited in our ability to make investments, and to sell existing investments, in public or private companies because the Investment Manager could be deemed to have material, non-public information regarding such public companies or as a result of other internal policies. Accordingly, there can be no assurance that we will be able to make investments in public companies that the Investment Manager otherwise deems appropriate or, if it does, as to the amount it will so invest. Moreover, the inability to sell investments in public or private companies in these circumstances could materially adversely affect our investment results. We could also invest in 144A securities, which investment is likely to raise many of the same issues and risks discussed above. The Investment Manager could, in its sole discretion, decline to receive material non-public information in respect of a public company in which we have invested that would otherwise be available to it to avoid being restricted from trading in securities issued by such public company or to avoid the Investment Manager or its affiliates being so restricted on behalf of other funds, vehicles or accounts sponsored, managed or advised by the Investment Manager or any of its affiliates.
Leveraged Loans and High-Yield Instruments. Leveraged loans and high-yield instruments are subject to many of the same risk factors as investment grade loans, but in addition have more credit risk, are generally less liquid, and have higher price volatility than do investment grade bonds and loans. Under certain circumstances, the collateral securing a loan, if any, might not be sufficient to satisfy the borrower’s obligations in the event of non-payment of scheduled interest or principal, and may be difficult to liquidate on a timely basis. Additionally, a decline in the value of the collateral could cause the loan to become substantially unsecured, and circumstances could arise (such as in the bankruptcy of a borrower) which could cause the issuer’s security interest in the loan’s collateral to be invalidated.
A severe liquidity crisis in the global credit markets has in the past resulted in, and may again result in, substantial fluctuations in prices for leveraged loans and high-yield debt securities and limited liquidity for such instruments. Although certain sectors have recovered, the conditions giving rise to such price fluctuations and limited liquidity may continue and may become more acute. During periods of limited liquidity and higher price volatility, our ability to acquire or dispose of investments at a price and time that the Investment Manager deems advantageous may be severely impaired. In addition, the credit crisis adversely affected the primary market for a number of financial products, which may reduce opportunities to purchase new issuances of investments.
Nature of Investment in Secured Loans. We may own secured debt, which involves various degrees of risk of a loss of capital. The factors affecting a company’s secured leveraged loans, and its overall capital structure, are complex. Some secured loans may not necessarily have priority over all other debt of a company. Any secured debt is secured only to the extent of its lien and only to the extent of underlying assets or incremental proceeds on already secured assets.
Secured credit facilities may be syndicated to a number of different financial market participants. The documentation governing the facilities typically require either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the facility, such as waivers, amendments, or the exercise of remedies. In addition, voting to accept or reject the terms of a restructuring of a company pursuant to a Chapter 11 plan of reorganization is done on a class basis. As a result of these voting regimes, we may not have the ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of debts owed to us.
Secured loans are also subject to other risks, including (1) the possible invalidation of a debt or lien as a “fraudulent conveyance”, (2) the possible invalidation as a “preference” of liens perfected or recovery by a bankrupt borrower of debt payments made in the 90 days before a bankruptcy filing, (3) equitable subordination claims or debt-to-equity recharacterization claims by other creditors, (4) so-called “lender liability” claims by the borrower of the obligations, and (5) environmental liabilities that may arise with respect to collateral securing the obligations. Recent decisions in bankruptcy cases have held that a secondary loan market participant can be denied a recovery from the debtor in a bankruptcy if a prior holder of the loans either received and does not return a preference or fraudulent conveyance or engaged in conduct that would qualify for equitable subordination.
Unitranche and Mezzanine Debt Securities. Unitranche and mezzanine debt securities are generally unrated or below investment grade rated investments that have greater credit and liquidity risk than more highly rated debt obligations. Unitranche and mezzanine debt securities are typically issued in traditional private placements or in connection with acquisitions and other business combinations and have no trading market. Unitranche debt securities combine secured and unsecured, subordinated debt. Mezzanine debt securities are generally unsecured and subordinate to other obligations of the issuer and are subject to many of the same risks as those associated with high-yield debt securities. Issuers of such debt securities may be highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations.
Syndicated Debt, Loan Participations and Secondary Market Investments. We will acquire investments in primary transactions and also by secondary market investments, whether by assignment or through participation interests. To the extent we trade in any syndicated debt, we may be subject to certain additional risks as a result of having no direct contractual relationship with the borrower of the underlying loan. In such circumstances, we generally will be dependent on the lender to enforce its rights and obligations under the loan arrangements. Such investments will be subject to the credit risk of both the borrower and the lender, because they depend on the lender to make payments of principal and interest received on the underlying loan.
Distressed Investments; Restructurings. Company investments may include privately negotiated investments in distressed situations involving companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings (e.g., investments in defaulted, out-of-favor or distressed bank loans and debt securities). Certain of our investments therefore may include specific investments of issuers that are highly leveraged, with significant burdens on cash flow, and, therefore, involve a high degree of financial risk although they also may offer the potential for correspondingly high returns. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Investment Manager will evaluate correctly the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.
In certain periods, there may be little or no liquidity in markets for these securities. The public market prices of distressed securities may be subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than normally expected. It may take a substantial period of time for the market price of such securities to reflect what the Investment Manager believes is their intrinsic value. Troubled companies and other asset-based investments also require active monitoring and may, at times, require participation in business strategy or reorganization proceedings by the Investment Manager.
Structured Equities. Company investments may include convertible preferred stock or other similar securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Such a convertible security entitles the holder to receive a dividend that is paid or accrued on the preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases. The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by us is called for redemption, we will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on us.
Equity Items. We may invest in equity kickers and other equity securities and interests in obligors (“Equity Items”). Equity Items are subject to the risks described herein with respect to investments generally but are more subordinate in an issuer’s capital structure and are therefore generally riskier than fixed-income investments. Equity Items may involve substantial risks and may be subject to wide and sudden fluctuations in market value.
Corporate Bonds. The market values of corporate bonds are generally expected to rise and fall inversely with interest rates. The market values of intermediate- and longer-term corporate bonds are generally more sensitive to changes in interest rates than the market value of shorter-term corporate bonds. The market values of corporate bonds may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this Registration Statement. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. We may invest in corporate bonds that are high yield issues rated below investment grade. High yield corporate bonds are often high risk and have speculative characteristics. High yield corporate bonds may be particularly susceptible to adverse issuer-specific developments. High yield corporate bonds are subject to the risks described below under “Below Investment Grade Rating.”
Below Investment Grade Rating. We expect initially that our investments in corporate bonds, senior loans and other debt instruments will consist primarily of securities and loans that are rated below investment grade or unrated and of comparable credit quality. Corporate bonds that are rated below investment grade are often referred to as “high yield” securities. Below investment grade senior loans, high yield securities and other similar instruments are rated “Ba1” or lower by Moody’s, “BB+” or lower by S&P or “BB+” or lower by Fitch or, if unrated, are judged by the Investment Manager to be of comparable credit quality. While generally providing greater income and opportunity for gain, below investment grade rated corporate bonds, senior loans and similar debt instruments may be subject to greater risks than securities or instruments that have higher credit ratings, including a higher risk of default. The credit rating of a corporate bond and senior loan that is rated below investment grade does not necessarily address its market value risk, and ratings may from time to time change, positively or negatively, to reflect developments regarding the issuer’s financial condition. Below investment grade corporate bonds and senior loans and similar instruments often are considered to be speculative with respect to the capacity of the borrower to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than higher rated securities. Lower grade securities and similar debt instruments may be particularly susceptible to economic downturns. It is likely that a prolonged or deepening economic recession could adversely affect the ability of some borrowers issuing such corporate bonds, senior loans and similar debt instruments to repay principal and pay interest on the instrument, increase the incidence of default and severely disrupt the market value of the securities and similar debt instruments.
We may also invest in senior loans and corporate bonds, and may invest in subordinated loans and other debt instruments, rated in the lower rating categories (“Caa1” or lower by Moody’s, “CCC+” or lower by S&P or CCC+ or lower by Fitch) or unrated and of comparable quality. For these securities, the risks associated with below investment grade instruments are more pronounced. We may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on our portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, we may lose our entire investment or may be required to accept cash or securities with a value substantially less than our original investment.
Currency and Exchange Rate Risk. A portion of our investments, and the income received by us with respect to such investments, may be denominated in currencies other than U.S. dollars. However, our books will be maintained, and capital contributions to and distributions from us generally will be made, in U.S. dollars. Accordingly, changes in currency exchange rates may adversely affect the dollar value of investments, interest and dividends received by us, gains and losses realized on the sale of investments and the amount of distributions, if any, to be made by us. In addition, we will incur costs in converting investment proceeds from one currency to another. We may enter into hedging transactions designed to reduce such currency risks.
Limited Hedging. The Investment Manager will not, in general, attempt to hedge all of the risks of our positions. The Investment Manager may hedge only foreign exchange risks and interest risks and may hedge such risks only partially. Various directional market risks in our portfolio will often remain entirely unhedged.
When managing our exposure to market risks, the Investment Manager may from time to time use forward contracts, options, swaps, caps, collars, floors, foreign currency forward contracts, currency swap agreements, currency option contracts, or other strategies. Currency fluctuations in particular can have a substantial effect on our cash flow and financial condition. The success of any hedging or other derivative transactions generally will depend on the Investment Manager’s ability to predict correctly market or foreign exchange changes, the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty and other factors. As a result, while we may enter into a transaction to reduce our exposure to market or foreign exchange risks, the transaction may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.
While such hedging arrangements may reduce certain risks, such arrangements themselves may entail certain other risks. These arrangements may require the posting of cash collateral at a time when we have insufficient cash or illiquid assets such that the posting of the cash is either impossible or requires the sale of assets at prices that do not reflect their underlying value. Moreover, these hedging arrangements may generate significant transaction costs, including potential tax costs, which reduce the returns generated by us.
Investment in Junior Securities. Certain of the securities in which we may invest may be among the most junior in a portfolio company’s capital structure and, thus, subject to the greatest risk of loss. In such cases, there will be no collateral to protect our investment once made.
Portfolios of Investments. We may seek to purchase from market participants in need of liquidity substantial portions of such participants’ existing loan portfolios. Because the bidding process in respect of such portfolios may be compressed, the Investment Manager may not be able to conduct its typical level of diligence. Notwithstanding a compressed diligence process, such portfolios may contain certain instruments that are complex and difficult to evaluate. In purchasing entire portfolios, we may acquire certain instruments that are less desirable or that we would not have otherwise acquired had they not been part of the larger portfolio. In addition, despite the Investment Manager’s efforts to reduce the risks associated with a portfolio acquired from another market participant, the portfolio may suffer additional deterioration. As a result, we could suffer substantial losses in respect of a portfolio the Investment Manager has not been able to adequately diligence.
Lender Liability Risk. A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability”. Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, we may be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (ii) engages in inequitable conduct to the detriment of the other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, the other creditors; or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of other creditors of the borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called "equitable subordination".
Because affiliates of, or persons related to, the Investment Manager may hold equity or other interests in obligors of the Company, we could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.
Risks Related to Legal, Tax and Regulatory Risks
Changes in Law, Regulation or Policies. We and our portfolio companies will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing our operations may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material differences to the strategies and plans described herein and may result in a shift in investment focus. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment in us.
Impact of changes in U.S. federal income tax laws uncertain. In general, legislative or other actions relating to U.S. federal income taxes could have an adverse effect on us, our investors, or investments. The rules addressing U.S. federal income taxation are constantly under review by persons involved in the legislative process, by the IRS, and the U.S. Treasury Department. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (“Inflation Reduction Act”) into law. At this time, we cannot predict with certainty how the U.S. federal income tax provisions of the Inflation Reduction Act might affect us, our investors, or investments. Investors are urged to consult with their tax advisor with respect the status of any legislative, regulatory, or administrative developments and proposals regarding U.S. federal income taxation and the potential impact that such developments or proposals may have on an investment in us.
Withholding U.S. federal tax with respect to Non-U.S. shareholders. Under certain circumstances, we may be required to withhold U.S. federal income tax with respect to distributions to Non-U.S. shareholders. If we are required to withhold U.S. federal income tax with respect to any Non-U.S. shareholders, the economic cost of withholding such U.S. federal income tax may be borne by all shareholders, not just the Non-U.S. shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of our common stock.
Treatment as a “publicly offered regulated investment company.” For U.S. federal income tax purposes, a “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; however, we may qualify as a publicly offered RIC for U.S. federal income tax purposes for future taxable years. If we are not treated as a publicly offered RIC for U.S. federal income tax purposes for any calendar year, temporary U.S. Treasury Regulations provided that each U.S. shareholder that is an “affected investor” within the meaning of the temporary U.S. Treasury Regulations that is an individual, trust or estate will be treated as having, among other things, received a dividend from us in the amount of such U.S. shareholder’s allocable share of the affected RIC expenses, including the base management fee, incentive fees paid to the Investment Manager and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Individuals are not allowed to claim miscellaneous itemized deductions for the 2018 through 2025 taxable years. In addition, such deductions are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.
Investment Company Regulation. As a BDC, the 1940 Act would require, among other things that we have independent members of the Board, compel certain custodial arrangements, and regulate the relationship and transactions between us and the Investment Manager. Compliance with some of those provisions could possibly reduce certain risks of loss by us, although such compliance could significantly increase our operating expenses and limit our investment and trading activities.
Benefit Plan Regulatory Risks. The Investment Manager intends to limit investment by Benefit Plan Investors in order to avoid our assets from being treated as Plan Assets. Accordingly, we do not anticipate that the Company, the Managing Member or the Investment Manager will be subject to the fiduciary and other requirements of ERISA, the prohibited transaction rules of ERISA or the Code, or any related requirements with respect to any Benefit Plan Investor. However there can be no assurance that, notwithstanding the efforts of the Investment Manager, that underlying assets of the Company will not be treated as Plan Assets. If the Company were at any point treated as holding Plan Assets, the activities of such Company would become subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, and the operations and investments of such Company may be limited as a result, resulting in a lower return to such Company than might otherwise be the case. Further, in the absence of compliance with ERISA and the prohibited transaction rules of the Code, the Managing Member and the Investment Manager could be exposed to litigation, penalties and liabilities which might adversely affect their ability to fully satisfy their obligations to the Company.
Licensing Requirements. Certain federal and local banking and regulatory bodies or agencies may require us, the Investment Manager and/or certain employees of the Investment Manager to obtain licenses or authorizations to engage in many types of lending activities including the origination of loans. It may take a significant amount of time and expenses to obtain such licenses or authorizations and we will be required to bear the costs of obtaining such licenses and authorizations. There can be no assurance that any such licenses or authorizations will be granted or, if granted, whether any such licenses or authorizations would impose restrictions on us.  Such licenses may require the disclosure of confidential information about us, shareholders or their respective affiliates. We may not be willing or able to comply with these requirements. Alternatively, the Investment Manager may be compelled to structure certain potential investments in a manner that would not require such licenses and authorizations, although such transactions may be inefficient or otherwise disadvantageous for us and/or any relevant borrower, including because of the risk that licensing authorities would not accept such structuring alternatives in lieu of obtaining a license.  The inability of us or the Investment Manager to obtain necessary licenses or authorizations, the structuring of an investment in an inefficient or otherwise disadvantageous manner, or changes in licensing regulations, could adversely affect our ability to implement their investment program and achieve their intended results.
Risks Related to Business Development Companies
The Company will be Subject to U.S. Federal Income Tax Imposed at Corporate Rates if it is Unable to Qualify as a RIC. Although we intend to elect to be treated as a RIC, and intend to qualify annually, for U.S. federal income tax purposes, no assurance can be given that we will be able to qualify for and maintain our qualification as a RIC for U.S. federal income tax purposes. To obtain and maintain our qualification as a RIC for U.S. federal income tax purposes, we generally must satisfy certain requirements, including the asset diversification requirement, which is discussed below. In addition, in order to qualify for pass-through treatment under Subchapter M of the Code, we generally must satisfy the distribution requirement, which is also discussed below.
Asset diversification requirement. The asset diversification requirement generally will be satisfied if, at the close of each quarter of the taxable year: (i) at least 50% of the value of our total assets are represented by cash and cash items, U.S. government securities, the securities of other RICs, and investments in “other securities” that, with respect to any one issuer, do not represent more than 5% of the value of our total assets, or more than 10% of the outstanding voting securities of such issuer; and (ii) no more than 25% of the value of our total assets are invested in (a) securities of any one issuer (other than U.S. government securities and securities of other RICs), (b) the securities (other than securities of other RICs) of two or more issuers that are controlled by us and are engaged in the same, similar, or related trades or business, or (c) the securities of one or more “qualified publicly traded partnerships” (“Asset Diversification Requirement”). Failure to satisfy the Asset Diversification Requirement may result in us having to dispose of certain investments quickly in order to prevent the loss of our qualification as a RIC for U.S. federal income tax purposes. Because most of our investments will be in private companies and, therefore, will be relatively illiquid, any such dispositions could be entered into at disadvantageous prices and could result in substantial losses. In addition, until we have a portfolio of investments, we may have difficulty satisfying the Asset Diversification Requirement during our ramp-up phase.
Distribution requirement. The distribution requirement generally will be satisfied if our deduction for dividends paid for the tax year (but without regard to capital gain dividends) equals or exceeds the sum of (1) 90% of our investment company taxable income (determined without regard to the deduction for dividends paid), and (2) 90% of the excess of our interest income excludable from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code (“Distribution Requirement”). In order to satisfy such amounts, we generally must distribute to our shareholders for each taxable year at least 90% of our “investment company taxable income,” which generally is our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses. Because we may use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making the necessary distributions to satisfy the Distribution Requirement. If we are unable to obtain cash from other sources, we could fail to qualify as a RIC for U.S. federal income tax purposes.
If we fail to qualify as a RIC for U.S. federal income tax purposes for any reason and, therefore, become subject to the U.S. federal corporate income tax, the resulting U.S. federal corporate income taxes could substantially reduce our net assets, the amount of income available for distribution, and ultimately, the amount of our distributions.
Limits on Capital Raising; Asset Coverage Ratio. Our business will require a substantial amount of capital. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and may borrow money from banks or other financial institutions, which are referred to collectively herein as “senior securities,” up to the maximum amount permitted by the 1940 Act. The 1940 Act permits us to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if we meet certain requirements under the 1940 Act) after each issuance of senior securities. Our ability to pay dividends or issue additional senior securities would be restricted if our asset coverage ratio were not at least 200% (or 150% if we meet certain requirements under the 1940 Act). If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales or repayment may be disadvantageous. As a result of issuing senior securities, we will also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, such preferred stock will rank “senior” to our shares of common stock in our capital structure, preferred shareholders will have separate voting rights for certain purposes and may have rights, preferences or privileges more favorable than those of our shares of common stock and the issuance of shares of common stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our shareholders or otherwise be in the best interest of our shareholders.
To the extent we are constrained in our ability to issue debt or other senior securities, we will depend on issuances of shares of common stock to finance our operations. As a BDC, we generally are not able to issue our shares of common stock at a price below NAV without first obtaining required approvals of our shareholders and our independent directors. If we raise additional funds by issuing more of our shares of common stock or senior securities convertible into, or exchangeable for, our shares of common stock, the percentage ownership of our shareholders at that time would decrease and our shareholders may experience dilution. In addition to issuing securities to raise capital as described above, we could, in the future, securitize our loans to generate cash for funding new investments. An inability to successfully securitize our loan portfolio could limit our ability to grow our business, fully execute our business strategy and improve our profitability.
The 1940 Act Permits Us to Incur Additional Leverage with Certain Consents. The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, legislation enacted in March 2018 modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur by decreasing the asset coverage ratio requirement of 200% to 150%, if certain requirements are met. Under the 1940 Act, we are allowed to increase our leverage capacity if shareholders representing at least a majority of the votes cast, when a quorum is present, approve a proposal to do so. If we receive shareholder approval, we would be allowed to increase our leverage capacity on the first day after such approval. Alternatively, the 1940 Act allows the majority of our independent directors to approve an increase in our leverage capacity, and such approval would become effective after one year. We would be required to make certain disclosures on our website and in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage, and risks related to leverage.
Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the NAV attributable to our shares of common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.
We May Have Difficulty Paying Our Required Distributions, if We Recognize Income for U.S. Federal Income Tax Purposes Before or Without Receiving Cash Representing Such Income. For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as OID, which may arise if we receive warrants in connection with the origination of a loan, or contractual PIK, interest, which represents contractual interest added to the loan balance and due at the end of the loan term, or possibly in other circumstances. Such OID will be included in our taxable income for U.S. federal income tax purposes before we receive any corresponding cash payments. We also may be required to include in our taxable income for U.S. federal income tax purposes certain other amounts that we will not receive in cash. Because, in certain cases, we may recognize taxable income for U.S. federal income tax purposes before or without receiving corresponding cash payments, we may have difficulty meeting the Distribution Requirement. Accordingly, in order to satisfy the Distribution Requirement, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC for U.S. federal income tax purposes and, thus, become subject to U.S. federal income tax imposed at applicable corporate rates.
Unrealized Depreciation on Our Loan Portfolio Indicating Future Realized Losses and Reduction in Income Available for Distribution. As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. Any unrealized depreciation in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the loans whose market values or fair values decreased. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.
Qualifying Assets Requirement. As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

BDC Status. If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and additional restrictions on transactions with affiliates, and correspondingly decrease our operating flexibility.
For any period that we do not qualify as a “publicly-offered regulated investment company,” as defined in the Code, shareholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; however, we may qualify as a publicly offered RIC for U.S. federal income tax purposes for future taxable years. For any period that we are not a publicly offered RIC, a non-corporate shareholder’s allocable portion of our affected expenses, including our management fees, is treated as an additional distribution to the shareholder and is deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are currently not deductible by individuals (and, beginning in 2026, will be deductible to an individual only to the extent they exceed 2% of such U.S. shareholder’s adjusted gross income) and are not deductible for alternative minimum tax purposes.
Risks Related to Our Common Stock
Limited Liquidity. The shares of our common stock issued in the Private Offering will be illiquid investments for which there will not be a secondary market, nor is it expected that any such secondary market will develop in the future. The shares of our common stock issued in the Private Offering will not be registered under the Securities Act, or any state securities law and will be restricted as to transfer by law and, in certain cases, by the Subscription Agreement. Shareholders generally may not sell, assign or transfer their shares without our prior consent, which we may grant or withhold in our sole discretion. Except in limited circumstances for legal or regulatory purposes, shareholders are not entitled to redeem their shares. Shareholders must be prepared to bear the economic risk of an investment in the Company for an indefinite period of time.
Certain Regulatory Considerations, 1933 Act. Pursuant to Rule 506 of Regulation D, our reliance on the “private placement” exemption from registration provided under Regulation D for the Private Offering may become unavailable if “covered persons” become subject to a “disqualifying event.” “Covered persons” include beneficial owners of 20% or more of our outstanding equity securities, calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities (a “20% Beneficial Owner”). In the event that a shareholder that is a 20% Beneficial Owner becomes subject to a disqualifying event, we may treat such shareholder as a defaulting shareholder or take such other equitable measures as it may determine.
Shareholders May Experience Dilution. Shareholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including in the Private Offering or a public offering, a shareholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a shareholder may also experience dilution in the NAV and fair value of our shares.
Shareholders may also experience dilution over time if they do not elect to participate in the dividend reinvestment plan. All distributions declared in cash payable to shareholders that are participants in the dividend reinvestment plan will be reinvested in shares of our shares if the investor opts into the plan.
No Guarantee of Returns; Possible Loss of Capital. There can be no assurance that shareholders will receive a return on their contributed capital or that such return will be commensurate with the risks associated with the types of investments and strategy being pursued by the Company. It is possible that aggregate distributions to the shareholders may be less than their contributed capital.
Restrictions on Transfers. The shares of our common stock issued in the Private Offering have not been, and will not be, registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold except pursuant to an effective registration under, or exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
In addition, any investor who participates in the Private Offering may not sell, assign, transfer or otherwise dispose of any shares (“Transfer”) unless (i) we give prior written consent and (ii) the Transfer is made in accordance with applicable securities law. No Transfer will be effectuated except by registration of the Transfer on our books. Transfers to Benefit Plan Investors may be restricted so that we will not be treated as holding Plan Assets. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in us.
Item 2. Financial Information.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.
Revenues
We intend to generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. Our debt investments are typically expected to have a term of five to six years with an average duration of three to four years. Interest on our debt securities will be generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, or due entirely at maturity. In some cases, our debt investments may pay interest in-kind, or PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive will be directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.
In addition, we may generate revenue from various fees in the ordinary course of business such as in the form of structuring, consent, waiver, amendment, syndication and other miscellaneous fees.We will record prepayment premiums on loans and debt securities as interest income. We may generate income from dividends on direct equity investments or equity interests obtained in connection with originating loans.
Expenses
We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by the Investment Manager, pursuant to the terms of the Investment Management Agreement, and services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of Willow Tree, pursuant to the terms of the Administration Agreement. All investment professionals of the Investment Manager and its staff, when and to the extent engaged in providing investment advisory and management services under the Investment Management Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Manager and not by us. We will bear all other costs and expenses of its operations and transactions, including those listed in the Investment Management Agreement. See “Item 1. Business – Investment Management.”
We will reimburse the Administrator in an amount equal to our allocable portion of the Administrator overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and his staff. In addition, if requested to provide significant managerial assistance to our portfolio companies, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount that we receive from such portfolio companies for providing this assistance. See “Item 1. Business – I.”
From time to time, the Investment Manager or its affiliates may pay third-party providers of goods or services. We will reimburse the Investment Manager or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our shareholders.
Financial Condition, Liquidity and Capital Resources
We intend to generate cash primarily from the net proceeds of the Private Offering and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses, payment of cash distributions to our shareholders and repurchases of our shares of common stock under our Share Repurchase Program.
Critical Accounting Policies
The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.
Investment Valuation
Section 2(a)(41) of the 1940 Act requires us to value our assets as follows: (i) the third party price for securities for which a quotation is readily available; and (ii) for all other securities and assets, fair value, as determined in good faith by the Board. A market quotation is only “readily available” to the extent that the security can be valued with Level 1 Inputs (as defined below). As a result, the Board must determine the fair value of all securities valued with Level 2 Inputs or Level 3 Inputs (each as defined below). Since most of the securities held by us do not have readily available market quotations, the Board is required to determine the “fair value” of the respective Company’s securities, with input from the Investment Manager, third-party independent valuation firms and the respective audit committee of the Board as of the end of each quarter.
ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is no single standard for determining fair value in good faith since fair value depends upon circumstances of each individual case. In general, fair value is the amount that we might reasonably expect to receive upon the current sale of the security in an arm’s length transaction. Due to the uncertainty inherent in the valuation process, such estimates of fair value may differ significantly from the values that would have been obtained had a ready market for the securities existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.
Investments for which market quotations are readily available in an active market are valued at such market quotations, which are generally obtained from an independent pricing service or one or more broker dealers or market-makers, provided that a quotation will not be deemed readily available if it is not reliable. However, debt and equity investments closed within approximately 90 days are generally valued at cost, plus accreted discount, if applicable, which approximates fair value. Debt and equity securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board. Because we expect that there will not be a readily available market value for many of the investments in its respective portfolio, we expect to value most of our portfolio investments at fair value as determined in good faith under the direction of the Board in accordance with the Investment Valuation Process listed below, which have been reviewed and approved by the Board.
Under ASC 820, we perform detailed valuations of our debt and equity investments on an individual basis, using market based, income based, and bond yield approaches as appropriate.
Under the market approach, we estimate the enterprise value of the portfolio companies in which we invest. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is best expressed as a range of fair values, from which we derive a single estimate of enterprise value. To estimate the enterprise value of a portfolio company, we analyze various factors, including the portfolio company’s historical and projected financial results. Typically, private companies are valued based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value. We review various sources of transactional data, including publicly comparable companies and private mergers and acquisitions with similar characteristics. We generally require portfolio companies to provide annual audited and quarterly and monthly unaudited financial statements, as well as annual projections for the upcoming fiscal year.
Under the income approach, we generally prepare and analyze the internal rate of return of our debt investments based on the expected future cash flow streams. Under the bond yield approach, we review bond yields of similar companies and compare such yields to the internal rate of return of our debt investments. We review various sources of transactional data, including private mergers and acquisitions involving debt investments with similar characteristics, and assess the information in the valuation process. The guidance establishes three levels of the fair value hierarchy as follows:
•Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Investment Valuation Process
Our Board undertakes a multi-step valuation process each quarter in connection with determining the fair value of each Company’s investments:
•Company’s quarterly valuation process begins with each portfolio company or investment being initially valued by the respective Willow Tree’s valuation team.
•Preliminary valuations are then reviewed and discussed with the principals of Willow Tree.
•Separately, an independent valuation firm engaged by the Board or the valuation designee, as applicable will provide third party valuation consulting services with respect to our investments at least twice annually for all investments held in the portfolio for at least six months. In certain cases, the Investment Manager may determine it is not cost-effective, and as a result is not in its shareholder’s best interest, to consult with the independent financial advisory services firm on its investments. Such instances include, but are not limited to, a loan closing a few days prior to quarter-end.
•As part of the valuation process, the independent valuation firm may review the credit documents, audited financial statements, interim financial statements, financial projections, our internal credit memos, as well as other documents as necessary, for each of our investments. After reviewing the documents, the independent valuation firm conducts various analyses including (i) historical and projected financial results, (ii) cash flow and credit ratios, (iii) comparable public and private companies and transactions, (iv) current and projected financial covenants, (v) internal rate of return based upon the expected future cash flow streams, and (vi) bond yields of comparable companies. Based on these analyses, the independent valuation firm determines if the manager valuations fall within their fair value range as of the valuation date.

•The independent valuation firm evaluates Company’s valuation compared to its range. If there are discrepancies, they are resolved via discussion with the Investment Manager.
•The Investment Manager’s valuation team prepares a valuation report for the audit committee of the Board.
•The audit committee of the Board is apprised of the preliminary valuations and the results of the independent valuation firm’s conclusion. Once resolved, the independent valuation firm issues its opinion as to whether our valuations are reasonable.
•The audit committee of the Board reviews the preliminary valuations, and the Investment Manager responds and supplements the preliminary valuations to reflect any comments provided by the audit committee.
•The audit committee of the Board makes recommendations to the Board regarding the fair value of each investment in our portfolio; and
•The Board discusses valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of the Investment Manager, the respective independent valuation firms, if any, and the respective audit committee, and determines the fair values of such assets.
Revenue Recognition
We record interest income on an accrual basis to the extent such interest is deemed collectible. PIK interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.
Contractual Obligations
As of [●], 2024, we had not commenced operations and did not have any significant contractual payment obligations.
Off-Balance Sheet Arrangements
Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.
Quantitative and Qualitative Disclosures About Market Risk
We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business – Determination of Net Asset Value.”
Item 3. Properties.
We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at Willow Tree Capital Corporation, 450 Park Avenue, 29th Floor New York, NY 10022 where we occupy office space pursuant to the Administration Agreement with Willow

Tree. We also have an office located at 2601 S Bayshore Drive, Suite 1110, Miami, FL 33133. We believe that our current office facilities are adequate to meet our needs.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The following table sets forth, as of March 28, 2024 information with respect to the beneficial ownership of the shares of our common stock by:
•each person known to us to beneficially own more than 5.0% of the outstanding shares of our common stock;
•each of our directors and each of our executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of beneficial ownership is based on 68 of the shares of our common stock outstanding as of March 28, 2024.
Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Willow Tree Capital Corp., 450 Park Avenue, 29th Floor, New York, NY.
Our directors will be divided into two groups - interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Directors
Timothy Lower	Direct	34	50%
James Roche(2)	Direct	34	50%
Independent Directors
Boris Onefater(2)	--	--	--%
Jane Siebels(2)	--	--	--%
Todd Centurino(2)	--	--	--%
Other Executive Officers
Mark Klingensmith	--	--	--%
Justin Lee	--	--	--%
Executive officers and directors as a group (7 persons)		--	--%
__________________
*Less than 1.0%
(1)Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)Director nominee
Item 5. Directors and Executive Officers.
Board of Directors and Executive Officers
Our business and affairs will be managed under the direction of the Board. The responsibilities of the Board will include, among other things, the overseeing our investment activities, either determining our NAV on a quarterly basis or actively overseeing our quarterly valuation process, and overseeing its financing arrangements and corporate governance activities. We expect that the Board will consist of five members, three of whom are not

“interested persons” of us or of the Investment Manager as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board. These individuals are referred to as independent directors. The Board will elects our executive officers, who will serve at the discretion of the Board.
Directors
Under our Articles of Incorporation, the directors will be divided into three classes. Directors of each class will hold office for terms ending at the third annual meeting of shareholders after their election and when their respective successors are elected and qualified. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of shareholders after the BDC Election, respectively.
Information regarding the Board is as follows

Name	Year of Birth	Position	Director Since	Expiration of Term
Interested Directors:
Timothy Lower	1977	Chairman, Chief Executive Officer, Chief Investment Officer and President	2022	[2025]
James Roche(1)	1962	Director and Chief Credit Officer	2024	[2026]
__________________
(1)Director nominee

Name	Year of Birth	Position	Expected Appointment	Expected Expiration of Term
Independent Directors Nominees:
Boris Onefater	1967	Director Nominee	2024	[2026]
Jane Siebels	1960	Director Nominee	2024	[2027]
Todd Centurino	1974	Director Nominee	2024	[2027]
Interested Directors
Timothy Lower has served as our Chief Executive Officer, Chief Investment Officer, President and a member of our Board since 2022. Mr. Lower has been the Chief Executive Officer and Chief Investment Officer and member of the Investment Committee of the Investment Manager since inception. Mr. Lower has been the Chief Executive Officer and Chief Investment Officer of Willow Tree since its founding in 2017. Before founding Willow Tree, Mr. Lower was a founding member of the direct lending business at Ares Management, which grew from $165 million in AUM at inception in 2004 to over $30.7 billion by 2016. He served on the investment committee for the firm’s flagship direct lending vehicle, Ares Capital Corporation. Prior to joining Ares in 2004, he was a member of the investment team at the Royal Bank of Canada where he focused on making senior and junior debt investments to private middle market companies across a wide variety of industries. He began his career in the Investment Banking division of Salomon Brothers/Citigroup. Mr. Lower graduated magna cum laude from Georgetown University with a B.S. in Business Administration, Accounting and Finance.
The Company believes Mr. Lower’s extensive experience in investment management and expertise in private credit investments provide him with important and valuable skills relevant to the Company, which makes him well qualified to serve as a member of the Board.
James Roche has served as the Chief Credit Officer and member of the Investment Committee of the Investment Manager since inception. Mr. Roche has been the Chief Credit Officer of Willow Tree since 2017. Mr. Roche has thirty years of experience in leveraged finance and has analyzed, originated and structured numerous transactions and served on several investment committees. Mr. Roche’s background also includes leading restructuring efforts at a number of large institutions. Prior to joining Willow Tree in February 2017, he was a Managing Director at GSO, Blackstone’s credit arm. While at Blackstone/GSO, he led the private origination and execution effort for the firm’s sub-advised BDC platform, FS Investment Corp. and related funds, through its formative period. During his tenure, this platform grew to become the world’s largest manager of BDCs with $17.2 billion in AUM as of December 31, 2016. He previously held other senior roles at Blackstone/GSO, including as a Portfolio Manager for GSO’s CLO business. Before joining Blackstone/GSO, he was a member of the investment team at the Royal Bank of Canada from 2001 until 2005. Prior to his tenure at the Royal Bank of Canada, Mr. Roche held positions at Fitch Ratings, Inc., Nations Credit, and MetLife Capital. He graduated from the University of Connecticut with a B.A. in Economics.
The Company believes Mr. Roche’s extensive experience in investment management, and expertise in private credit and restructuring provide him with important and valuable skills relevant to the Company, which makes him well qualified to serve as a member of the Board.
Independent Director Nominees
Boris Onefater is a seasoned executive with over 35 years of investment management experience. Mr. Onefater has served as a Principle and Co-Founder of Stable Rock Solutions since 2022, an outsourcing firm dedicated to small and mid-sized businesses. He was the founder and Chief Executive Officer of Constellation Advisers LLC from 2008 to 2022, an investment advisory services business. Since he founded Constellation in 2008, Mr. Onefater has focused his efforts on working with alternative and traditional investment management clients, and assisting investors with their accounting, compliance, middle office, governance, due diligence and operational infrastructure needs. Previously Mr. Onefater served as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer at Dreman Value Management, a $20 billion asset management firm, and as Partner and National Hedge Company Director at Deloitte & Touche LLP, where he built and managed the firm’s investment management consulting practice. He currently serves on the board of Redwood Enhanced Income Corporation and has served on the board of Pine Grove Alternative Institutional Fund from 2013 to 2020. Mr. Onefater received his B.S. degree in Accounting and Finance at New York University and is a Certified Public Accountant in the State of New York.
The Company believes Mr. Onefater’s extensive experience as an executive in investment management and investment advisory and experience in accounting and finance, provides important and valuable skills relevant to the Company, which makes him well qualified to serve as a member of the Board.
Jane Siebels has over 37 years of experience in investment management including positions with portfolio managers and founding her own investment company. She is the founder of Homer Technology, a patented technology that tracks secures, authenticates and retrieves valuables. She is also the founder of Siebels Asset Management Research, an open out-sourced platform for investment research developed over 15 years. She was the founder of Green Cay Asset Management that managed assets invested in global equities commodities and corporate bonds. She has served on boards of Blackstone Senior Floating Rate 2027 Term Fund, Blackstone Long-Short Credit Income Fund, Blackstone Strategic Credit 2027 Term Fund, and Blackstone Floating Rate Enhanced Income Fund since 2021. Ms. Siebels holds a bachelor’s degree from the University of Iowa, a masters from Thunderbird School of Global Management and a doctorate from University of St.Gallen.
The Company believes Ms. Siebels’ extensive experience in investment management and experience serving on multiple board of directors including those of other funds who invest in credit, provide her important and valuable skills relevant to the Company, which makes her qualified to serve as a member of the Board.
Todd Centurino has over 20 years of experience managing portfolios for institutions, non-profits, high-net worth individuals and family offices. Since 2019, Mr. Centurino has been a Senior Director of Investments and Head of Private Markets for the Memorial Hermann Health System, a Houston based hospital system with over $5 billion in assets. In the role, he is involved in all investment office matters and focuses on managing and overseeing the buildout of the systems private market allocation. From May 2017 to August 2019, Mr. Centurino served as Chief Investment Officer to New Capital Management, a registered investment advisor, where he had the responsibility for investment research, portfolio management, investment reporting, and trading. Previously, Mr. Centurino spent four years at Salient Partners, L.P., a wealth advisory and asset manager, where he was an acting Chief Information

Officer for a $10 billion public pension plan. He holds a bachelor’s degree from Clemson University and an MBA from Rice University.
The Company believes Mr. Centurino’s extensive experience in portfolio management, including in private markets, provides him important and valuable skills, which makes him qualified to serve as a member of the Board.
Executive Officers Who Are Not Directors
Information regarding our executive officers who are not directors is as follows:

Name	Year of Birth	Position
Mark Klingensmith	1985	Chief Financial Officer and Treasurer
Justin Lee	1984	Chief Compliance Officer and Secretary
Mark Klingensmith has served as Chief Financial Officer and Treasurer since 2022. Mr. Klingensmith has served as the Chief Financial Officer at the Investment Manager since 2022 and as the Chief Financial Officer at Willow Tree since 2020. Prior to joining Willow Tree, Mr. Klingensmith was a Senior Manager at Constellation Advisers LLC in their National Accounting and CFO Practice Group from May 2019 to December 2019. Prior to Constellation, for approximately eleven years, Mr. Klingensmith held various positions in the Financial Services Audit Practice at EisnerAmper LLP, including Senior Manager. Mr. Klingensmith holds a BS from the University at Buffalo in Business Administration, is a CFA Charterholder and a licensed Certified Public Accountant in the state of New York.
Justin Lee has served as Chief Compliance Officer and Secretary since 2023. Mr. Lee has served as the Deputy General Counsel and Chief Compliance Officer at the Investment Manager since 2023. Prior to joining Willow Tree, Mr. Lee was a Director in the Legal & Compliance Department at BlackRock from July 2017 to July 2023, where he advised on legal and regulatory matters in connection with debt investments across BlackRock’s credit platform. Prior to BlackRock, Mr. Lee was an Associate General Counsel at Illumin Capital Management from May 2016 to June 2017. Prior to Illumin Capital Management, Mr. Lee was an associate in the Banking & Finance group at Weil, Gotshal & Manges LLP where he represented private equity sponsors, corporate borrowers and underwriters in various credit transactions. Mr. Lee is a member of the New York State Bar and New Jersey State Bar and earned a B.A. in both Economics and International Studies from The Johns Hopkins University and a J.D. from The George Washington Law School where he was a member of The George Washington Law Review.
Indemnification Agreements
We intend to enter into indemnification agreements with the members of the Board. The indemnification agreements are intended to provide the members of the Board the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we will indemnify the manager who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such manager is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
Board Leadership and Structure
Overall responsibility for our oversight rests with the Board. We expect to enter into the Investment Management Agreement pursuant to which the Investment Manager will manage us on a day-to-day basis. The Board is responsible for overseeing the Investment Manager and our other service providers in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and our Articles of Incorporation. We expect the Board to be composed of five members, three of whom are directors who are not “interested persons” of us or the Investment Manager as defined in the 1940 Act. The Board intends to meet at regularly scheduled quarterly meetings each year. In addition, the Board may hold special meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board will establish a Nominating and Corporate Governance Committee and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

Timothy Lower will serve in the role of chairman of the Board. The chairman’s role is to preside at all meetings of the Board and to act as a liaison with the Investment Manager, counsel and other directors generally between meetings. The chairman serves as a key point person for dealings between management and the directors. The chairman also may perform such other functions as may be delegated by the Board from time to time.
The Board will review matters related to its leadership structure annually. We believe this leadership structure is appropriate because it will allow the Board to exercise informed and independent judgment over the matters under its purview and it will allocate areas of responsibility among committees of directors and the full Board in a manner that enhances effective oversight.
Board’s Role in Risk Oversight
The Board will perform its risk oversight function primarily through (i) its standing committees, which will report to the entire Board and will be comprised solely of independent directors, and (ii) active monitoring of our chief compliance officer and our compliance policies and procedures. Oversight of other risks will be delegated to the committees.
Oversight of our investment activities will extend to oversight of the risk management processes employed by the Investment Manager as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Investment Manager as necessary and periodically requesting the production of risk management reports or presentations.
Committees of the Board of Directors
The Board will have two standing committees: an audit committee (the “Audit Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). We will not have a compensation committee because our executive officers will not receive any direct compensation from us.
Audit Committee
The Audit Committee will operate pursuant to a charter approved by the Board. The charter will set forth the responsibilities of the Audit Committee. The primary function of the Audit Committee will be to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee will be composed of three persons, including [Boris Onefater], [Jane Siebels], and [Todd Centurino], all of whom are considered independent for purposes of the 1940 Act. [   ] will serve as the chair of the Audit Committee. Our Board has determined that [Jane Siebels] qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of us or of the Investment Manager as defined in Section 2(a)(19) of the 1940 Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by the Board. The charter will set forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of independent directors and assessing the compensation paid to independent members of the Board. The Nominating and Corporate Governance Committee will consist of [Boris Onefater], [Jane Siebels], and [Todd Centurino], all of whom are considered independent for purposes of the 1940 Act. [     ] will serve as the chair of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of our bylaws (“Bylaws”). Our Bylaws will provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to our Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in our Bylaws. See “Description of Shares – Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals.”
Item 6. Executive Compensation.
None of our officers receive direct compensation from us. We have agreed to reimburse Willow Tree for its allocable portion of the compensation paid to or compensatory distributions received by our Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any. In addition, to the extent that Willow Tree outsources any of its functions, we will pay the fees associated with such functions at cost. We will agree to reimburse Willow Tree for its allocable portion of the compensation of any personnel that it provides for use by us.
Compensation of Directors
No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. We intend to pay each independent director the following amounts for serving as a director:

Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Audit Chair	Nominating and Corporate Governance Chair	Committee Meeting Fee
$[ ]	$[ ]	$[ ]	$[ ]	$[ ]
We also intend to pay the reasonable out-of-pocket expenses of each independent director incurred by such director in connection with the fulfillment of his or her duties as an independent director.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
Advisory Agreement; Administration Agreement
We have entered into the Investment Management Agreement with the Investment Manager, and we intend to enter into the Administration Agreement with Willow Tree. Certain of our executive officers and the Chairman of our Board have ownership and financial interests in the Investment Manager and Willow Tree. Certain of our executive officers and the Chairman of our Board also serve as principals of other investment managers affiliated with the Investment Manager and Willow Tree that may in the future manage investment funds with investment objectives similar to ours. However, the Investment Manager and its affiliates intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of Willow Tree, subject to compliance with applicable regulations, our allocation procedures and our co-investment exemptive relief order. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Adviser and the Investment Advisory Agreement.
In addition, we rent office space from Willow Tree and pay Willow Tree our allocable portion of overhead and other expenses incurred by it in performing its obligations under our Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.
License Agreement
We expect to enter into the License Agreement with Willow Tree. Under the License Agreement, we will have a non-exclusive, royalty-free license to use the name “Willow Tree.”

Co-Investment Restrictions
As a BDC, we will be generally limited in our ability to invest in any portfolio company in which the Investment Manager or any of its affiliates currently has an investment or to make any co-investments with the Investment Manager or its affiliates without an exemptive order from the SEC, subject to certain exceptions. The Company has filed for an exemptive order from the SEC that would permit it, among other things, to co-invest with certain other persons, including the Investment Manager, certain of its affiliates and certain funds managed and controlled by the Investment Manager or its affiliates. Any such order would be subject to certain terms and conditions and there can be no assurance that such order will be granted by the SEC.
Director Independence
For information regarding the independence of our directors, see “Item 5. Directors and Executive Officers.”
Item 8. Legal Proceedings.
Neither we nor the Investment Manager are currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our businesses. We and the Investment Manager may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Market Information
We do not intend to list our shares on a national securities exchange (except as described immediately below), and the Board does not expect to complete a liquidity event within any specific time period, if at all.
Our outstanding shares of common stock will be offered and sold in transactions exempt from registration under the Securities Act under section 4(a)(2) and Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of common stock sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the common stock purchased by it for investment and not with a view to resale or distribution.
Each purchaser of our common stock will be required to complete and deliver to us, prior to the acceptance of any order, a Subscription Agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of our Shares.
Transfer and Resale Restrictions
Our shares of common stock will not be registered under the Securities Act. The shares of our common stock issued in the Private Offering are expected to be exempt from registration requirements pursuant to Section 4(a)(2) of and Regulation D under the Securities Act.
Because our shares of common stock will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities.” The shares of our common stock offered and sold in the Private Offering may not be sold or transferred (i) except as permitted under the Subscription Agreement, including in connection with transfers to us in connection with our Share Repurchase Program and (ii) unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required).
Accordingly, an investor must be willing to bear the economic risk of investment in our common stock until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares of our common stock may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares our common stock and to execute such other instruments or certifications as are reasonably required by us.
Holders
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.
Dividends
We intend to adopt a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our shareholders, unless a shareholder elects to receive cash as provided below. As a result of adopting such a plan, if our Board authorizes, and we declare, a cash dividend or distribution, our shareholders who have not opted out of our dividend reinvestment plan will have their cash dividends or distributions automatically reinvested in additional shares, rather than receiving cash.
No action will be required on the part of a registered shareholder to have his or her cash dividends and distributions reinvested in shares. A registered shareholder could instead elect to receive a dividend or distribution in cash by notifying the Investment Manager in writing, so that such notice is received by the Investment Manager no later than 10 days prior to the record date for distributions to the shareholders. The Investment Manager will set up an account for shares acquired through the plan for each shareholder who does not elect to receive dividends and distributions in cash and hold such shares in non-certificated form. Those shareholders whose shares are held by a broker or other financial intermediary could receive dividends and distributions in cash by notifying their broker or other financial intermediary of their election. There will be no brokerage charges or other charges to shareholders who participate in the plan.
The number of shares to be issued to a shareholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the distribution payable to such shareholder by the NAV per share, as of the last day of our calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares to implement the plan.
The plan will be terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
Discretionary Repurchase of Shares
Beginning in the second quarter after the one-year anniversary of the BDC Election, we intend to conduct quarterly tender offers to repurchase up to 5% quarterly (up to 20% annually) of the value of our outstanding shares, subject to certain restrictions and limitations, including the approval of the Board; provided that the shares of common stock held by the Anchor Investor may be subject to Lock-up Periods. Any such repurchases are subject to approval by the Board, in its discretion, and the availability of cash to fund such repurchases. The Board may amend, suspend or terminate the Share Repurchase Program if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act, and subject to compliance with applicable covenants and restrictions under our financing arrangements. All shares purchased by us pursuant to the terms of each tender offer will be redeemed and thereafter will be authorized and unissued shares.
Under our Share Repurchase Program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as determined within 48 hours of the expiration of the repurchase offer. There is no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder. Participation by certain shareholders in such repurchase offers will be subject to any applicable Lock-up Periods pursuant to each such shareholder’s subscription agreement.

Shareholders may seek to tender all of the shares of our common stock that they own. In the event the amount of shares of common stock tendered exceeds the repurchase offer amount, we may, in our sole discretion, either accept the additional duly tendered shares permitted to be accepted pursuant to Rule 13e-4 under the Exchange Act, or repurchase shares on a pro rata basis in accordance with the number of shares tendered by each shareholder. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or applicable state law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the Share Repurchase Program, as applicable. Our Share Repurchase Program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.
We will offer to repurchase shares on such terms as may be determined by the Board in its complete and absolute discretion unless, in the judgment of our Board, including independent directors, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that a shareholder requests to have repurchased. If we do not repurchase the full amount of a shareholder’s shares that the shareholder has requested to be repurchased, or we determine not to make repurchases of our shares, such shareholder will likely not be able to dispose of its shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.
We will repurchase shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to us and to all shareholders. When the Board determines that we will repurchase shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their respective shares during the period that a repurchase offer is open may obtain our most recent NAV per share by viewing the documents we file with the SEC, through its EDGAR page at http://www.sec.gov. However, the per share purchase price used in our repurchase offers will generally reflect our NAV per share as determined within 48 hours of the expiration of the repurchase offer, so shareholders will not know the exact price of shares in the tender offer when they make their decision whether to tender their respective shares.
Repurchases of shares from shareholders by us will be paid in cash promptly after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by us of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline. We do not impose any charges in connection with repurchases of shares.
The majority of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, from the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of us as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.
Payment for repurchased shares may require us to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. The Investment Manager intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

Item 10. Recent Sales of Unregistered Securities.
In March 2024, we issued and sold 68 of our shares to Timothy Lower and James Roche, for an aggregate purchase price of $1,020. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
Item 11. Description of Registrant’s Securities to be Registered.
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our Articles of Amendment and Restatement (the “Charter”) and our Bylaws. This summary possesses the provisions deemed to be material, but is not necessarily complete.
General
Under the terms of the Charter, our authorized stock consists solely of 100,000,000 shares of common stock, par value $0.01 per share, and no shares of preferred stock, par value $0.01 per share. As permitted by the MGCL, the Charter provides that a majority of the entire Board, without any action by our Shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The Charter also provides that the Board may classify or reclassify any unissued shares of common stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our stock, and we can offer no assurances that a market for our stock will develop in the future. We do not currently intend for the shares offered pursuant to this Registration Statement to be listed on any national securities exchange, although it is possible that they would be listed in the future. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our Shareholders generally are not personally liable for our debts, except as they may be liable by reason of their own conduct or acts. Unless the Board determines otherwise, we will issue all shares of our stock in uncertificated form.
None of our shares of common stock are subject to further calls or to assessments, sinking fund provisions, obligations to us or potential liabilities associated with ownership of the security (not including investment risks).
The following are our outstanding classes of securities as of March 28, 2024:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common stock	100,000,000	—	68
Common Stock
Under the terms of the Charter, all shares of our common stock have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to shareholders if, as and when authorized by the Board and declared by us out of funds legally available therefor. Shares have no preemptive, exchange, conversion or redemption rights and shareholders generally have no appraisal rights. Shares are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract (including the Subscription Agreement) and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board.
In the event of our liquidation, dissolution or winding up, each share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the shareholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a shareholder to cast a portion or all of the shareholder’s votes for one or more candidates for seats on the Board. Without cumulative voting, a minority shareholder may not be able to elect as many directors as the shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in our Bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors.
Preferred Stock
The Private Offering does not include an offering of preferred stock. However, under the terms of the Charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Investment Manager or our affiliates except on the same terms as offered to all other shareholders.
Preferred stock could be issued with terms that would adversely affect the shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount currently equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Directors; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates directors’ and officers’ liability, subject to the limitations of Maryland law and the requirements of the 1940 Act.
Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
The Charter obligates us, subject to the limitations of Maryland law and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person’s service in that capacity, and to pay or reimburse such person’s reasonable expenses as incurred in advance of final disposition of a proceeding. In accordance with the 1940 Act, we will not indemnify any person for any liability to the extent that such person would be subject by reason of such person’s willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.
Maryland Law and Certain Charter and Bylaw Provisions; Anti-Takeover Measures
Maryland law contains, and the Charter and our Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of Shareholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the Board’s ability to negotiate such proposals may improve their terms.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of Shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of these actions by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Subject to certain exceptions provided in the Charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with the holders of each class or series of our stock voting as a separate class will be necessary to effect any of the following actions:
•any amendment to the Charter to make the common stock a “redeemable security” or to convert the Company from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

•the liquidation or dissolution of the Company and any amendment to the Charter to effect and such liquidation or dissolution;
•any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the MGCL requires be approved by shareholders; or
•any transaction between the Company, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.
However, if the proposal, transaction or business combination is approved by at least a majority of our continuing directors, the proposal, transaction or business combination may be approved only by the Board and, if necessary, the Shareholders as otherwise would be required by applicable law, the Charter and our Bylaws, without regard to the supermajority approval requirements discussed above. A “continuing director” is defined in the Charter as (1) our current directors, (2) those directors whose nomination for election by the Shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the Shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Maryland law and the Charter and our Bylaws also provide that:
•any action required or permitted to be taken by the Shareholders at an annual meeting or special meeting of Shareholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;
•special meetings of the Shareholders may only be called by the Board, the chairman of the Board or the chief executive officer, and must be called by the secretary upon the written request of Shareholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and
•from and after the BDC Election, any Shareholder nomination or business proposal to be properly brought before a meeting of Shareholders must have been made in compliance with certain advance notice and informational requirements.
These provisions could delay or hinder Shareholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for the common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a Shareholder (such as electing new directors or approving a merger) only at a duly called Shareholders meeting, and not by written consent. The provisions of the Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least three-quarters of the votes entitled to be cast generally in the election of directors will also prevent Shareholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in our Bylaws do not give the Board any power to disapprove Shareholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and the Shareholders.
Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation’s board of directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of charter amendments by the affirmative vote of Shareholders entitled to cast a majority of the votes entitled to be cast on the matter. The Board, by vote of a majority of the members of the Board, has the exclusive power to adopt, alter, amend or repeal our Bylaws. The Charter provides that any amendment to the following provisions of the Charter, among others, will require, in addition to any other vote required by applicable law or the Charter, the affirmative vote of Shareholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, with the holders of each class or series of our stock voting as a separate class, unless a majority of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, the Charter and/or our Bylaws:
•the provisions regarding the classification of the Board;
•the provisions governing the removal of directors;
•the provisions limiting Shareholder action by written consent;
•the provisions regarding the number of directors on the Board; and
•the provisions specifying the vote required to approve extraordinary actions and amend the Charter and the Board’ exclusive power to amend our Bylaws.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our Bylaws provide that, with respect to an annual meeting of Shareholders, nominations of individuals for election as directors and the proposal of business to be considered by Shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by a Shareholder who is a Shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of Shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board or (b) provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a Shareholder who is a Shareholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our Bylaws.
The purpose of requiring Shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Shareholders. Although our Bylaws do not give the Board any power to disapprove Shareholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of Shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Shareholders.
No Appraisal Rights
For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, the Charter provides that Shareholders will not be entitled to exercise appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which Shareholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions
Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person our shares. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the company and its shareholders generally. As such, we may amend our Bylaws to be subject to the Control Share Acquisition Act, but will do so only if the Board determines that it would be in our best interest and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
•any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested shareholder under this statute if the corporation’s board of directors approves in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any such business combination generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested shareholder becomes an interested shareholder. The Board intends to adopt a resolution exempting from the requirements of the statute any business combination between us and any other person, provided that such business combination is first approved by the Board (including a majority of the directors who are not “interested persons” within the meaning of the 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act or any provision of the Charter or our Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Bylaws require that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf (ii) any action asserting a claim of breach of any standard of conduct or legal duty owed by any of our director, officer or other agent to ours or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or the Charter or our Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum selection provision in our Bylaws does not apply to claims arising under the federal securities laws, including the 1933 Act and the 1934 Act.
There is uncertainty as to whether a court would enforce such a provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for shareholders in bringing a claim against us or our directors, officers or other agents. Any investor purchasing or otherwise acquiring our shares is deemed to have notice of and consented to the foregoing provision.
The exclusive forum selection provision in our Bylaws may limit Shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding such exclusive forum selection provision, a court could rule that such provision is inapplicable or unenforceable.
Item 12. Indemnification of Directors and Officers.
See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”
We have also obtained directors and officers/errors and omissions liability insurance for our trustees and officers.
Item 13. Financial Statements and Supplementary Data.
Set forth below is an index to our financial statements attached to this Registration Statement.

Willow Tree Capital Corporation	Page
Statements of Assets and Liabilities as of December 31, 2023 and 2022 (unaudited)	F-1
Notes to the Financial Statements (unaudited)	F-2
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
There are not and have not been any disagreements between us and its accountant on any matter of accounting principles, practices, or financial statement disclosure.
Item 15. Financial Statements and Exhibits.
(a) List separately all financial statements filed
The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”
(b) Exhibits

Number	Exhibit
3.1*	Form of Articles of Amendment and Restatement
3.2*	Form of Bylaws
10.1*	Form of Investment Management Agreement between the Company and the Investment Manager
10.2*	Form of Administration Agreement between the Company and Willow Tree Credit Partners LP
10.3*	Form of License Agreement between the Company and Willow Tree Credit Partners LP
10.4*	Form of Dividend Reinvestment Plan
10.5*	Form of Indemnification Agreement for Directors and Officers
10.6*	Form of Custodian Agreement
10.7*	Form of Subscription and Capital Commitment Agreement (Immediate Share Issuance)
10.8*	Form of Subscription and Capital Commitment Agreement (Draw Down)
__________________
*To be filed by amendment.

WILLOW TREE CAPITAL CORPORATION

Statements of Assets and Liabilities (unaudited) (Expressed in U.S. Dollars)

As of December 31,
	2023	2022
COMMITMENTS AND CONTINGENCIES ($1,225,998 — Note 4)

NET ASSETS
Common stock, $0.01 par value (100,000,000 shares authorized and 0 shares issued and outstanding)	-	-
Total net assets	-	-
NET ASSET VALUE PER SHARE	$-	$-
The accompanying notes are an integral part of these financial statements.

WILLOW TREE CAPITAL CORPORATION
WILLOW TREE CAPITAL CORPORATION
Notes to Unaudited Financial Statements
December 31, 2023
1. Organization
Willow Tree Capital Corporation (the “Company”), was formed on June 29, 2022 as a Maryland Corporation. The Company intends to invest primarily in originated senior secured loans to middle market companies domiciled in the United States, although from time to time the Company may invest in broadly syndicated loans (“BSLs”), companies organized outside of the United States, and in other securities, including junior capital securities. The Company is an externally managed, non-diversified, closed-end management investment company that will elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated for U.S. federal income tax purposes and to qualify annually thereafter, as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company will be externally managed by Willow Tree Capital Corp Advisors LLC (the “Adviser”).
As of December 31, 2023, the Company had not commenced operations. For the year ended December 31, 2023 and for the period from June 29, 2022 (inception) to December 31, 2022, the Company’s efforts were limited to organizational and initial operating activities.
The Company’s investment objective is to seek attractive risk-adjusted returns by investing primarily in floating rate middle market and senior secured BSLs with the objective of generating current income as well as attractive long term returns for our shareholders.
The Company anticipates that most of the portfolio loans will be senior secured loans consisting of term loans and/or related delayed draw term loans and/or revolving loans. On a selective basis, a portion of the Company’s investments may be composed of junior capital investments.
The Company is conducting a continuous private offering (the “Private Offering”) of shares of its common stock, par value $0.01 (the “Shares”), to accredited investors, as defined in Regulation D under the Securities Act of 1933 (the “1933 Act”) in reliance on exemptions from the registration requirements of the 1933 Act. The Company will hold one or more subsequent closings at which it will either accept capital commitments to purchase Shares from investors or issue Shares for immediate cash investment by the investors.
Shareholders that have made capital commitments to the Company will be required to fund drawdowns to purchase the Company’s Shares up to the amount of their respective capital commitments each time the Company delivers a drawdown notice.
2. Summary of Significant Accounting Policies
Basis of Financial Statement Presentation
The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”).
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash represents cash on hand and demand deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are carried at cost, plus accrued interest, which approximates fair value. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) or Securities Investor Protection Corporation (SIPC) limits. As of both December 31, 2023 and 2022, the Company did not hold any cash and cash equivalents.
Organizational and Offering Expenses
The Adviser and its affiliates have incurred organizational and offering expenses on behalf of the Company. In the event the Company does not make an election to be regulated as a BDC under the 1940 Act, these costs incurred will be borne by the Adviser and its affiliates. Refer to “Note 4. Commitments and Contingencies” for additional details.
Organizational expenses will be expensed as incurred and include, the cost of formation, including legal fees related to the creation and organization of the Company, their related documents of organization and the Company’s election to be regulated as a BDC.
Offering expenses will be capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months beginning on the date which the Company first accepts capital contributions from unaffiliated shareholders in the Private Offering. Offering expenses include, legal, printing and other offering and marketing costs, including the fees of professional advisors, those associated with the preparation of the Company’s registration statement on Form 10.
Income Taxes
The Company also intends to elect to be treated as a RIC under Subchapter M of the Code. So long as the Company maintains its status as a RIC, it generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that is distributes at least annually to its shareholders. Any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s shareholders and would not be reflected in the financial statements of the Company.
To qualify and be subject to tax as a RIC for U.S. federal income tax purposes, the Company will need to ensure that (among other things) it satisfies certain sources of income and asset diversification requirements and distributes to its shareholders annually an amount equal to at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses. The Company will be subject to a nondeductible excise tax for any undistributed income.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.
New Accounting Standards
Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3. Agreements and Related Party transactions
Investment Advisory Agreement
The Company will be externally managed by the Adviser pursuant to an Investment Management Agreement. The Adviser is a majority owned subsidiary of Willow Tree Credit Partners LP (“Willow Tree”). Subject to the overall supervision of the Board of Directors of the Company (the “Board”), the Adviser will manage the Company’s day-to-day operations and will provide investment advisory services to the Company.
The Company will pay the Adviser a fee for its services under the Investment Management Agreement. The fee will consist of two components: a Management Fee (as defined below) and an Incentive Fee (as defined below). Each of the Management Fee and the Incentive Fee will become payable on the terms described below immediately after the Company commences operations.
Base Management Fee
The management fee (“Management Fee”) is payable quarterly in arrears and will be payable at an annual rate of 1.25% of the Company’s net assets at the end of the most recently completed calendar quarter. The Management Fee for any partial quarter will be prorated during the relevant calendar quarter.
Incentive Fee
The Company will pay the Advisor an incentive fee (“Incentive Fee”) as set forth below. The Incentive Fee will consist of two parts: an investment-income component and a capital gains component. These components are largely independent of each other, with the result that one component may be payable even if the other is not.
Investment Income Incentive Fee
Under the investment income component, the Company will pay the Adviser each quarter an incentive fee with respect to pre-incentive fee net investment income. The investment-income component will be calculated and payable quarterly in arrears based on the pre-incentive fee net investment income for the immediately preceding fiscal quarter. Payments based on pre-incentive fee net investment income will be based on the pre-incentive fee net investment income earned for the quarter.
For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the Management Fee, expenses payable under any administration agreement with the Adviser and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-incentive fee net investment income, expressed as a rate of return on the value of net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.5% per quarter (6.00% annualized). The Company will pay the Adviser an investment-income incentive fee with respect to pre-incentive fee net investment income in each calendar quarter as follows:
1)No investment-income incentive fee in any calendar quarter in which pre-incentive fee net investment income does not exceed the hurdle rate of 1.5%;

2)100% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.714% in any calendar quarter (6.857% annualized) (the portion of pre-incentive fee net investment income that exceeds the hurdle but is less than or equal to 1.714% is referred to as the “catch-up”; the “catch-up” is meant to provide the Adviser with 12.50% of pre-incentive fee net investment income as if a hurdle did not apply if pre-incentive fee net investment income exceeds 1.714% in any calendar quarter); and
3)12.50% of the amount of pre-incentive fee net investment income, if any, that exceeds1.714% in any calendar quarter 6.857% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 12.50% of all pre-incentive fee net investment income thereafter is allocated to the Adviser).
Capital Gains Incentive Fee
Under the capital gains component, the Company will pay the Adviser at the end of each calendar year 12.5% of aggregate cumulative realized capital gains from the date of the Company’s election to be regulated as BDC through the end of that year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees.
The Company will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation. The capital gains component of the Incentive Fee will not be subject to any minimum return to shareholders.
Administration Agreement
The Company intends to enter into an administration agreement with Willow Tree (the “Administration Agreement”). Under the expected terms of the Administration Agreement, Willow Tree will perform, or oversee the performance of, administrative services, which include, but is not limited to, providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others, which could include employees of the Willow Tree or its affiliates. The Company will reimburse Willow Tree for services performed for the Company pursuant to the terms of the Administration Agreement.
In addition, pursuant to the terms of the Administration Agreement, Willow Tree may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse Willow Tree for any services performed for the Company by such affiliate or third party. To the extent that Willow Tree outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without profit to Willow Tree.
Unless earlier terminated, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the independent directors. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.
License Arrangements
The Company expects to enter into a license agreement with Willow Tree. Under the License Agreement, the Company will have a non-exclusive, royalty-free license to use the name “Willow Tree.”
4. Commitments and Contingencies
The Adviser and its affiliates have incurred organizational, offering, and administration expenses on behalf of the Company. In the event the Company does not make an election to be regulated as a BDC under the 1940 Act, these costs incurred will be borne by the Adviser and its affiliates. Total expenses incurred for the year ended

December 31, 2023 and for the period from June 29, 2022 (inception) to December 31, 2022 were $1,071,810 and 154,188, respectively. For the year ended December 31, 2023, these expenses were composed of $586,844 in organizational expenses, $371,217 in offering costs, and $113,749 in administration expenses. For the period from June 29, 2022 (inception) to December 31, 2022, these expenses were composed of $150,952 in organizational costs and $3,236 in offering costs.
5. Net Assets
In connection with its formation, the Company has the authority to issue an 100,000,000 number of common shares of beneficial interest at $0.01 per share par value. The Company intends to issue Shares in the Private Offering on an ongoing basis at an offering price generally equal to the net asset value per Share.
6. Subsequent Event
In March 2024, the Company issued and sold 68 of common shares to Timothy Lower and James Roche, for an aggregate purchase price of $1,020. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Willow Tree Capital Corporation

Date: March 29, 2024	By:	/s/ Timothy Lower
	Name:	Timothy Lower
	Title:	Chief Executive Officer, Chief Investment Officer and President